CWABS Asset-Backed Certificates Trust 2007-7
Issuing Entity

Final Term Sheet

$1,070,850,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED MAY 3, 2007

Distributions payable monthly beginning May 25, 2007
________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$276,930,000	100.00000%	0.10417%	99.89583%	M-4	$ 14,850,000	100.00000%	1.16667%	98.83333%
2-A-1	$266,015,000	100.00000%	0.05208%	99.94792%	M-5	$ 14,300,000	100.00000%	1.25000%	98.75000%
2-A-2	$ 76,315,000	100.00000%	0.10417%	99.89583%	M-6	$ 12,650,000	100.00000%	2.08333%	97.91667%
2-A-3	$197,461,000	100.00000%	0.10417%	99.89583%	M-7	$ 10,450,000	95.91378%	2.50000%	93.41378%
2-A-4	$ 79,229,000	100.00000%	0.20833%	99.79167%	M-8	$ 7,150,000	88.39301%	3.33333%	85.05968%
M-1	$ 45,650,000	100.00000%	0.41667%	99.58333%	M-9	$ 12,100,000	(3)	(3)	(3)
M-2	$ 42,900,000	100.00000%	0.70833%	99.29167%	A-R	$ 100	(3)	(3)	(3)
M-3	$ 14,850,000	100.00000%	1.08333%	98.91667%
_____________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $1,000,000 in the aggregate.
(3)
The Class M-9 and Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. See “Method of Distribution” in this free writing prospectus.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2007-7, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus collectively as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of April 1, 2007 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about May 4, 2007.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) June 22, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second and third distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Interest Shortfall Payments

With respect to the first distribution date (in the case of initial mortgage loans) and each distribution date occurring in the month following any subsequent transfer date (in the case of the related subsequent mortgage loans), Countrywide Home Loans, Inc. will deposit one month’s interest at the adjusted mortgage rate for each such mortgage loan that does not have a monthly payment date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed rate and adjustable rate mortgage loans that are secured by first liens on one- to four-family residential properties and fixed rate mortgage loans that are secured by second liens on one- to four-family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed rate and adjustable rate mortgage loans and second lien conforming balance fixed rate mortgage loans. Loan group 2 will consist of first lien fixed rate and adjustable rate mortgage loans and second lien fixed rate mortgage loans, all of which may or may not have conforming balances.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of April 1, 2007, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $966,531,790.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$300,000,064

Weighted Average Mortgage Rate	8.441%

Range of Mortgage Rates	4.750% to 16.125%

Average Current Principal Balance	$169,683

Range of Current Principal Balances	$2,308 to $650,000

Weighted Average Original Loan-to-Value Ratio/Combined Loan-to-Value Ratio*	77.84%

Weighted Average Original Term to Maturity	387 months

Weighted Average Credit Bureau Risk Score	596 points

Weighted Average Remaining Term to Stated Maturity	386 months

Weighted Average Gross Margin**	6.722%

Weighted Average Maximum Mortgage Rate**	15.375%

Weighted Average Minimum Mortgage Rate**	8.488%

Percentage Originated under Full Doc Program	64.83%

Geographic Concentrations in excess of 10%:

California	23.45%
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* Based on the Loan-to-Value Ratios of the first lien mortgage loans and the Combined Loan-to-Value Ratios of the second lien mortgage loans.

** Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$666,531,725

Weighted Average Mortgage Rate	8.495%

Range of Mortgage Rates	4.750% to 14.875%

Average Current Principal Balance	$191,863

Range of Current Principal Balances	$3,719 to $1,455,000

Weighted Average Original Loan-to-Value Ratio/Combined Loan-to-Value Ratio*	80.18%

Weighted Average Original Term to Maturity	384 months

Weighted Average Credit Bureau Risk Score	604 points

Weighted Average Remaining Term to Stated Maturity	383 months

Weighted Average Gross Margin**	5.850%

Weighted Average Maximum Mortgage Rate**	15.110%

Weighted Average Minimum Mortgage Rate**	7.763%

Percentage Originated under Full Doc Program	63.70%

Geographic Concentrations in excess of 10%:

California	23.43%

Florida	12.18%
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* Based on the Loan-to-Value Ratios of the first lien mortgage loans and the Combined Loan-to-Value Ratios of the second lien mortgage loans.

** Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$276,930,000	Senior/Adjustable Rate	December 25, 2035	Aaa	AAA
2-A-1	$266,015,000	Senior/Adjustable Rate	October 25, 2028	Aaa	AAA
2-A-2	$76,315,000	Senior/Adjustable Rate	June 25, 2030	Aaa	AAA
2-A-3	$197,461,000	Senior/Adjustable Rate	February 25, 2034	Aaa	AAA
2-A-4	$79,229,000	Senior/Adjustable Rate	December 25, 2035	Aaa	AAA
M-1	$45,650,000	Subordinate/Adjustable Rate	September 25, 2036	Aa1	AA+
M-2	$42,900,000	Subordinate/Adjustable Rate	April 25, 2037	Aa2	AA
M-3	$14,850,000	Subordinate/Adjustable Rate	June 25, 2037	Aa3	AA-
M-4	$14,850,000	Subordinate/Adjustable Rate	August 25, 2037	A1	A+
M-5	$14,300,000	Subordinate/Adjustable Rate	September 25, 2037	A2	A
M-6	$12,650,000	Subordinate/Adjustable Rate	September 25, 2037	A3	A-
M-7	$10,450,000	Subordinate/Adjustable Rate	October 25, 2037	Baa1	BBB+
M-8	$7,150,000	Subordinate/Adjustable Rate	October 25, 2037	Baa2	BBB
M-9	$12,100,000	Subordinate/Fixed Rate	October 25, 2037	Baa3	BBB-
A-R	$100	Senior/REMIC Residual	May 25, 2007	Aaa	AAA
Non-Offered Certificates (3)
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R
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(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the rating agency was not asked to rate the class of certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.200% (1)	LIBOR + 0.400% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.080% (1)	LIBOR + 0.160% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.160% (1)	LIBOR + 0.320% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.230% (1)	LIBOR + 0.460% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.290% (1)	LIBOR + 0.580% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.330% (1)	LIBOR + 0.495% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.360% (1)	LIBOR + 0.540% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.480% (1)	LIBOR + 0.720% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.830% (1)	LIBOR + 1.245% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.950% (1)	LIBOR + 1.425% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 1.350% (1)	LIBOR + 2.025% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
M-9	1 and 2	7.200% (4)	7.200% (4)	calendar month (5)	30/360 (6)
A-R	1 and 2	(7)	(7)	N/A	N/A
Non-Offered Certificates
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
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(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)
The pass-through rate for this class of certificates will be subject to an interest rate cap, as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest.”

(5)	The accrual period for any distribution date will be the calendar month preceding that distribution date. These certificates will settle with accrued interest.

(6)	Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(7)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.

Senior Certificates:	Class A and Class A-R Certificates.

Subordinate Certificates or Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Adjustable Rate Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.

Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Adjustable Rate Subordinate Certificates.

Fixed Rate Certificates:	Class M-9 Certificates.

Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates and Fixed Rate Certificates:

With respect to the first distribution date, the closing date, and with respect to each subsequent distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on May 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate (or calculation method) for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and, in the case of the adjustable rate subordinate certificates, from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest);

•	the seller interest shortfall payments, if any, paid by Countrywide Home Loans, Inc.; and

•
for each distribution date during, and the distribution date immediately after, the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loan repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus;

•	charged-off loan net proceeds (to the extent available) as described under “—Priority of Payments; Distributions of Charged-off Loan Net Proceeds” below; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and

the trustee in respect of advances previously made by them and other amounts for which the master servicer or the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount available for distribution to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in May 2017 and ending on the distribution date in April 2037, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in April 2037, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan (other than a charged-off mortgage loan) equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Charged-off Loan Net Proceeds

Except as specified below, any second lien mortgage loan that is 180 days delinquent (according to the OTS Method) will be a charged-off mortgage loan. The close of business on the last day of the calendar month in which the mortgage loan becomes 180 days delinquent is referred to as the charge-off date. A charged-off mortgage loan does not include (i) a first lien mortgage loan and (ii) a second lien mortgage loan that has been charged-off by the master servicer as bad debt prior to the related charge-off date.

Any proceeds received with respect to a charged-off mortgage loan in any due period after the related charge-off date will be charged-off loan proceeds and will be used first to pay the master servicer’s expenses in connection with auctions of the charged-off mortgage loans and the related charged-off mortgage loan disposition fee. The net proceeds remaining after the payment of such fees and expenses will be the charged-off loan net proceeds. Charged-off loan net proceeds will be distributable only in accordance with the priorities set forth below and will not be available to make any other distributions or to pay any fees or expenses of the issuing entity.

On each distribution date, prior to the distribution of the interest funds and the principal distribution amount, the charged-off loan net proceeds for each loan group received during the related due period, if any, will be distributed in the following order:

•	from the charged-off loan net proceeds from loan group 1 and loan group 2, pro rata based on the charged-off loan net proceeds for each loan group, concurrently, to each class of Class A

Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
from the remaining charged-off loan net proceeds from loan group 1 and loan group 2, pro rata based on the charged-off loan net proceeds for each loan group, sequentially, to the classes of subordinate certificates, in order of their distribution priorities, any unpaid realized loss amount for that class; and

•	as part of the principal distribution amount for the related loan group.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the final maturity reserve deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” will be in effect when losses and/or delinquencies on the mortgage loans exceed certain specified levels.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the May 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 62.90% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•
in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A and Class 2-A Certificates, concurrently:

(1)	to the Class 1-A Certificates, up to the Class 1-A principal distribution amount, until their certificate principal balance is reduced to zero; and

(2)
to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of Class 2-A certificates in the order described below, until their certificate principal balances are reduced to zero;

provided, however, that if (a) the certificate principal balance of the Class 1-A Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed to the remaining class(es) of senior certificates after distributions pursuant to clauses (1) and (2) above (and, in the case of the Class 2-A Certificates, in the order described below), until the certificate principal balance(s) thereof is/are reduced to zero;

•
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

•	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates (in the case of the adjustable rate certificates after payments of amounts available (if any) under the applicable corridor contract), pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 46.15% and 42.11% of the first lien mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by principal balance) are covered by one of two mortgage insurance policies described in this free writing prospectus. United Guaranty Mortgage Indemnity Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 31.62% and 22.59% of the first lien mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by principal balance). Mortgage Guaranty Insurance Corporation, a Wisconsin insurance corporation, will issue a mortgage insurance policy that will cover approximately 14.54% and 19.52% of the first lien mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by principal balance). No second lien mortgage loan will be covered by either mortgage insurance policy. Each mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 21.60% and 19.50% of the first lien mortgage loans in the statistical calculation pool in loan group 1 and loan group 2, respectively (in each case by principal balance) are covered by the mortgage insurance policies.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $29,150,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policies, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Corridor Contracts

Countrywide Home Loans, Inc. has entered into three interest rate corridor contracts, (1) the class 1-A corridor contract, (2) the class 2-A corridor contract, and (3) the adjustable rate subordinate corridor contract, each of which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date. On each distribution date on or after the June 2007 distribution date and on or prior to the October 2007 distribution date, the corridor contract counterparty will be required to make monthly payments to the corridor contract administrator, if one-month LIBOR for the related payment date is above a specified rate, subject to a maximum rate. Payments made under each corridor contract will be made to the corridor contract administrator and allocated between the issuing entity and Countrywide Home Loans, Inc. as described in “Description of the Certificates — The Corridor Contracts” in this free writing prospectus.

The amounts allocated to the issuing entity in respect of each corridor contract will be available to cover net rate carryover on the applicable class(es) of certificates resulting from the application of the applicable net rate cap to the related pass-through rate.

Any amounts received in respect of a corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover net rate carryover on the related certificates are expected to be distributed to the holders of the Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date on or after the November 2007 distribution date and on or prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.12% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date on or after the November 2007 distribution date and on or prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net swap payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization. The remaining portion of any net swap payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The master servicer will not make any advances with respect to any charged-off mortgage loan after the related charge-off date.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more according to the OTS Method.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if (i) Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity and (ii) the stated principal balance of that mortgage loan, when taken together with the aggregate of the stated principal balances of all other mortgage loans in the same loan group that have been so modified since the closing date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial certificate principal balance of the related certificates. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund, the pre-funding account and the capitalized interest account and the issuing entity’s rights with respect to payments received under the corridor contracts) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the final maturity reserve fund, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class M-9 and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class M-9 and Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policies

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire two mortgage insurance policies (each, a “Mortgage Insurance Policy”), one from United Guaranty Mortgage Indemnity Company and one from Mortgage Guaranty Insurance Corporation (each, a “Mortgage Insurer”). These two policies are expected to cover approximately 46.15% and 42.11% of the first lien Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The insurance provided by the Mortgage Insurance Policies does not overlap with respect to any Covered Mortgage Loan. No second lien Mortgage Loan will be covered under either Mortgage Insurance Policy. Each Mortgage Insurance Policy will only cover losses pursuant to the formula described in that policy down to approximately 60% of the value of the related Mortgaged Property. The premiums payable on the Mortgage Insurance Policies to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premiums”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policies. Covered Mortgage Loans constitute approximately 21.60% and 19.50% of the first lien Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance).

Subject to certain limitations, each Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. Each Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in each of the Mortgage Insurance Policies.

United Guaranty Mortgage Insurance Policy

The Mortgage Insurance Policy issued by United Guaranty Mortgage Indemnity Company or “United Guaranty” (the “United Guaranty Mortgage Insurance Policy”) will cover approximately 31.62% and 22.59% of the first lien Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance). The Covered Mortgage Loans insured by the United Guaranty Mortgage Insurance Policy constitute approximately 14.84% and 10.61% of the first lien Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance).

The United Guaranty Mortgage Insurance Policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted Covered Mortgage Loans and only on satisfaction of certain conditions precedent.

Defaults under the United Guaranty Mortgage Insurance Policy are defined as:

•	the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the Covered Mortgage Loan, or

•	the failure by a borrower to pay the outstanding balance if the Covered Mortgage Loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

In respect of defaults under the United Guaranty Mortgage Insurance Policy, any related claim amount will be equal to the sum of:

•	the unpaid principal balance due on the Covered Mortgage Loan as of the date of default,

•
accumulated delinquent interest due on the amount of unpaid principal balance from the date of default through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted, in any event not including any late charges or other penalty interest,

•
amounts reasonably and necessarily advanced in respect of real estate taxes and fire and other insurance premiums on the related Mortgaged Property prorated through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
reasonable, necessary and customary amounts advanced to prevent physical damage to and otherwise maintain the property prior to the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
attorneys’ fees reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property, provided that such fees may not exceed 3% of the principal balance and the accumulated delinquent interest due as calculated pursuant to the first and second bullets, and

•	court expenses reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property,

less the sum of

•	the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the Covered Mortgage Loan or the related Mortgaged Property,

•	the amount of cash in any escrow account for the Covered Mortgage Loan,

•	the amount of cash held as security for the Covered Mortgage Loan and all sums as to which set-off is available, and

•	the amount of certain costs of restoring and repairing the related Mortgaged Property that are not actually used for the restoration or repair of the Mortgaged Property.

When a loss becomes payable, the Mortgage Insurer will pay the Co-Trustee for the benefit of the Certificateholders within 60 days after the Master Servicer has filed a claim in accordance with the United Guaranty Mortgage Insurance Policy.

Generally, the Master Servicer must file a claim within 60 days after the first to occur of (i) the acquisition by the Master Servicer of the borrower’s title to the related Mortgaged Property, (ii) redemption of the related Mortgaged Property or (iii) the Master Servicer receives a direction from the Mortgage Insurer to file a claim. If the Master Servicer files a claim within one year after the applicable event described in the first sentence of this paragraph, the Mortgage Insurer will process the claim; provided, however, that there will be no further interest or other expenses included in the claim amount following the expiration of the 60-day period referenced in the first sentence of this paragraph. If the Master Servicer fails to file a claim within the one-year period referenced in the preceding sentence, the failure will be deemed to have been an election by the Master Servicer to waive any right to any benefit under the United Guaranty Mortgage Insurance Policy with respect to that Covered Mortgage Loan. In addition, the Master Servicer must notify the Mortgage Insurer of Covered Mortgage Loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

The Covered Mortgage Loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Mortgage Loan is “three months in default” if the monthly installments due on January 1 through March 1 remain unpaid after the close of business on March 1.

Claims involving certain specified circumstances are excluded from the coverage of the United Guaranty Mortgage Insurance Policy. The Mortgage Insurer will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the claim amount will be reduced to the extent of that increased amount. Claims that will be excluded from the coverage of the United Guaranty Mortgage Insurance Policy, as more particularly described in that policy, include:

•
any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the Covered Mortgage Loan;

•	any claim resulting from a default that occurred before coverage under the United Guaranty Mortgage Insurance Policy began;

•	any claim involving incomplete construction or construction not made in accordance with construction plans for the related Mortgaged Property;

•	any claim involving a lending transaction with the borrower different from the description to the Mortgage Insurer of the lending transaction;

•
any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the applicable seller, the Master Servicer, any other insured or any other servicer or any other first party described in the United Guaranty Mortgage Insurance Policy, or any claim involving negligence of the applicable seller or the Master Servicer;

•
any claim where there is physical damage to the related Mortgaged Property and that Mortgaged Property has not been restored to its condition as of the effective date of the United Guaranty Mortgage Insurance Policy, reasonable wear and tear excepted, or, if the property was not completed in accordance with the original construction plans as of the date of default, to the condition contemplated by such construction plans;

•
any claim where there is environmental contamination affecting the related Mortgaged Property, including nuclear or radioactive contamination, contamination by toxic waste, chemicals or other hazardous substance or other pollution, contamination by electromagnetic fields or radiation, or any other environmental or similar hazard not previously approved by the Mortgage Insurer, but excluding the presence of radon gas, lead paint and asbestos; and

•	any claim, if the mortgage executed by the borrower did not create at origination a first lien on the related Mortgaged Property.

The preceding description of the United Guaranty Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of that policy.

If the United Guaranty Mortgage Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty Mortgage Indemnity Company is reduced to below investment grade, the Master Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the United Guaranty Mortgage Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the United Guaranty Mortgage Insurance Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the United Guaranty Mortgage Insurance Policy.

MGIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by Mortgage Guaranty Insurance Corporation or “MGIC” (the “MGIC Mortgage Insurance Policy”) will cover approximately 14.54% and 19.52% of the first lien Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance). The Covered Mortgage Loans insured by the MGIC Mortgage Insurance Policy constitute approximately 6.76% and 8.89% of the first lien Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance).

The MGIC Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The MGIC Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the MGIC Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The MGIC Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the MGIC Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The MGIC Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to MGIC on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan,

(ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Mortgage Insurance Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the Mortgage Loan under the MGIC Mortgage Insurance Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the MGIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The MGIC Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The MGIC Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The MGIC Mortgage Insurance Policy permits MGIC to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage

Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the MGIC Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 (all of which other Mortgage Loans are Hybrid Mortgage Loans) will be 0.250% before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.472% per annum before the respective initial Adjustment Dates (if applicable) and is 0.486% per annum on and after the respective initial Adjustment Dates (if applicable). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the Due Date occurring during the Prepayment Period to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received between the related Due Date in the Prepayment Period and the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received between the beginning of the Prepayment Period and the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans is permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests a reduction to the Mortgage Rate for the related Mortgage Loan, the Master Servicer is required to agree to that reduction if (i) Countrywide Home Loans, in its corporate capacity, agrees to purchase that Mortgage Loan from the issuing entity and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial Certificate Principal Balance of the related Certificates. Countrywide Home Loans will be obligated to purchase that Mortgage Loan upon modification of the Mortgage Rate by the Master Servicer for a price equal to the Purchase Price. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any such modification or purchase.

In addition, the Master Servicer may agree to modifications of a Mortgage Loan, including reductions in the related Mortgage Rate, if, among other things, it would be consistent with the customary and usual standards of practice of prudent mortgage loan servicers. Such modifications may occur in connection with workouts involving delinquent Mortgage Loans. Countrywide Home Loans is not obligated to purchase any such modified Mortgage Loans.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2007-7 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates

Senior Certificates:	Class A and Class A-R Certificates

Subordinate Certificates or Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

Adjustable Rate Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates

Adjustable Rate Certificates or Swap Certificates:	Class A and Adjustable Rate Subordinate Certificates

Fixed Rate Certificates:	Class M-9 Certificates

Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class

Designation	Class of Certificates
M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate

Adjustable Rate Subordinate Certificates:	Subordinate/Adjustable Rate

Fixed Rate Certificates:	Subordinate/Fixed Rate

Class A-R Certificates:	Senior/REMIC Residual

Class P Certificates:	Prepayment Charges

Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Servicing Fee Rate.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Charged-off Loan Proceeds” means, with respect to a Charged-off Mortgage Loan, any Insurance Proceeds and all other net proceeds received after the related Charge-off Date in connection with the partial or complete liquidation of that Charged-off Mortgage Loan (whether through trustee’s sale, foreclosure sale, the auction process described under “Servicing of the Mortgage Loans—Auction of Charged-off Mortgage Loans” or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received after the related Charge-off Date with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a Charged-off Mortgage Loan.

“Charged-off Loan Net Proceeds” means, with respect to a Charged-off Mortgage Loan, the Charged-off Loan Proceeds for that Charged-off Mortgage Loan less the sum of (i) any unreimbursed Servicing Advances for that Charged-off Mortgage Loan and (ii) the related Charged-off Mortgage Loan disposition fee.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in May 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan, other than a Charged-off Mortgage Loan, means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policies) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses). For the avoidance of doubt, Liquidation Proceeds do not include Charged-off Loan Proceeds.

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Fixed Rate Certificates and the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date or, in the case of the first Distribution Date, the Closing Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation

Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses). Subsequent Recoveries do not include Charged-off Loan Proceeds.

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and (x) the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date, and (y) the Fixed Rate Certificates, means the calendar month immediately preceding the month in which the Distribution Date occurs.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Funding Period Distribution Date” means each Distribution Date during the Funding Period and, if the Funding Period ends on or after the Distribution Date in a month, the immediately succeeding Distribution Date.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, plus (2) for each Funding Period Distribution Date, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, less (3) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (4) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (5) the Mortgage Insurance Premiums for the Covered Mortgage Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) all Seller Interest Shortfall Payments for that Distribution Date, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.294% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 2.467% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period,

(iii) with respect to each class of Adjustable Rate Subordinate Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates, weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that

Loan Group as of the first day of that Due Period, over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date, and

(iv) with respect to the Class M-9 Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates (in each case calculated without giving effect to any Net Swap Payment or Swap Termination Payment payable to the Swap Counterparty for that Distribution Date), weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period, over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date, adjusted to an effective rate reflecting the accrual of interest on a 30/360 basis.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.200%	0.400%
Class 2-A-1	0.080%	0.160%
Class 2-A-2	0.160%	0.320%
Class 2-A-3	0.230%	0.460%
Class 2-A-4	0.290%	0.580%
Class M-1	0.330%	0.495%
Class M-2	0.360%	0.540%
Class M-3	0.480%	0.720%
Class M-4	0.830%	1.245%
Class M-5	0.950%	1.425%
Class M-6	1.350%	2.025%
Class M-7	2.000%	3.000%
Class M-8	2.000%	3.000%
__________
(1)  For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Pass-Through Rate” with respect to each Accrual Period and the Class M-9 Certificates means a per annum rate equal to the lesser of:

(1) 7.200% and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Interest Shortfall Payment” means, with respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date or any Subsequent Mortgage Loan that does not have a first payment date on or before the Due Date in the month after the related Subsequent Transfer Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Mortgage Loan.

“Trustee Fee Rate” means 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 1-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the Certificate Principal Balance of the Class 1-A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.90% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the portion of the original Pre-Funded Amount allocated to Loan Group 1.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 2-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.90% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and the portion of the original Pre-Funded Amount allocated to Loan Group 2.

“Class A Principal Distribution Allocation Amount” for any Distribution Date means (a) in the case of the Class 1-A Certificates, the Class 1-A Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.90% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries and Charged-off Loan Net Proceeds received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

May 2009 — April 2010	1.10% with respect to May 2009, plus an additional 1/12th of 1.40% for each month thereafter through April 2010

May 2010 — April 2011	2.50% with respect to May 2010, plus an additional 1/12th of 1.50% for each month thereafter through April 2011

May 2011 — April 2012	4.00% with respect to May 2011, plus an additional 1/12th of 1.20% for each month thereafter through April 2012

May 2012 — April 2013	5.20% with respect to May 2012, plus an additional 1/12th of 0.70% for each month thereafter through April 2013

May 2013 — April 2014	5.90% with respect to May 2013, plus an additional 1/12th of 0.10% for each month thereafter through April 2014

May 2014 and thereafter	6.00%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for that Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding interest-bearing certificates:

Class	Percentage

A	43.01%
M-1	55.41%
M-2	75.98%
M-3	87.20%
M-4	102.29%
M-5	122.74%
M-6	149.13%
M-7	181.33%
M-8	212.76%
M-9	301.07%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in May 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	14.40%	28.80%
Class M-2	10.50%	21.00%
Class M-3	9.15%	18.30%
Class M-4	7.80%	15.60%
Class M-5	6.50%	13.00%
Class M-6	5.35%	10.70%
Class M-7	4.40%	8.80%
Class M-8	3.75%	7.50%
Class M-9	2.65%	5.30%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the excess of (a) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date over (b) the aggregate Charged-off Loan Net Proceeds for Loan Group 1 and Loan Group 2 received during the related Prepayment Period distributed pursuant to clauses (1) and (2) under “—Distributions—Distributions of Charged-off Loan Net Proceeds”.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 2.65% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 5.30% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the interest-bearing certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts (other than the aggregate Charged-off Loan Net Proceeds for Loan Group 1 and Loan Group 2 received during the related Prepayment Period distributed pursuant to clauses (1) and (2) under “—Distributions—Distributions of Charged-off Loan Net Proceeds”) to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such Principal Remittance Amount used to cover any payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as a result of the Interest Funds for such Distribution Date being insufficient to make such payment,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

the sum of:

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2, and

(5) any Charged-off Loan Net Proceeds for the Loan Group received during the related Prepayment Period distributed pursuant to clauses (1) and (2) under “—Distributions—Distributions of Charged-off Loan Net Proceeds” below.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans,

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, and

(6) any Charged-off Loan Net Proceeds for the Loan Group received during the related Prepayment Period,

less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans. For the purposes of determining the Sixty-Day Delinquency Rate, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the OTS Method.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in May 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 62.90% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, FSB, which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policies), Liquidation Proceeds, Subsequent Recoveries and Charged-off Loan Proceeds,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent according to the OTS Method in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in the month of the first Distribution Date and in the month immediately following any Subsequent Transfer Date, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Interest Shortfall Payments (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto but not Charged-off Loan Proceeds) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable

Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property, (iv) auction costs and expenses in connection with Charged-off Mortgage Loans and (v) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to (a) amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds, Subsequent Recoveries, Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds with respect thereto) and (b) in the case of auction costs and expenses in connection with Charged-off Mortgage Loans, the Charged-off Loan Proceeds,

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurers), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans (other than Charged-off Loan Proceeds) in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it (other than from amounts representing Charged-off Loan Proceeds), such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (3) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account or the Capitalized Interest Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account or the Capitalized Interest Account, as applicable, out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

The Carryover Reserve Fund and the Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or the Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or the Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

The Swap Account. Funds in the Swap Account will not be invested.

The Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan other than a Charged-off Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation / Master	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to certain prepaid Mortgage Loans	Time to time
Servicer
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time

	• 10% of the gross proceeds of each Charged-off Mortgage Loan	Compensation	Charged-off Loan Proceeds	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly
Expenses

Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment /	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Swap Counterparty	of an early termination of the Swap Contract		sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)

Mortgage Insurance Premiums / Mortgage Insurers	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policies)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Time to time
__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 (all of which other Mortgage Loans are Hybrid Mortgage Loans) will be 0.250% before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.472% per annum before the respective initial Adjustment Dates (if applicable) and is 0.486% per annum on and after the respective initial Adjustment Dates (if applicable). The amount of the monthly Master Servicing

Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in this free writing prospectus under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.294% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 2.467% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Charged-off Loan Net Proceeds. On each Distribution Date, prior to the distribution of the Interest Funds and the Principal Distribution Amount, the Charged-off Loan Net Proceeds for each Loan Group, if any, received during the related Prepayment Period will be distributed in the following order:

(1) from the Charged-off Loan Net Proceeds from Loan Group 1 and Loan Group 2, pro rata based on the Charged-off Loan Net Proceeds for each Loan Group, concurrently, to each class of Class A Certificates, any Unpaid Realized Loss Amount for each such class, pro rata based on their respective entitlements;

(2) from the remaining Charged-off Loan Net Proceeds from Loan Group 1 and Loan Group 2, pro rata based on the Charged-off Loan Proceeds for each Loan Group, sequentially, to the classes of Subordinate Certificates, in order of their distribution priorities, any Unpaid Realized Loss Amount for that class; and

(3) as part of the Principal Distribution Amount for the related Loan Group.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. The Pass-Through Rate for the Fixed Rate Certificates is fixed for the life of those certificates. On each Distribution Date, the Pass-Through Rate for each class of interest-bearing certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “—

Overcollateralization Provisions”, and in the case of the Adjustable Rate Certificates, from payments (if any) allocated to the issuing entity in respect of the applicable Corridor Contract, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Final Maturity Reserve Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Funds from the Corridor Contracts. On each Distribution Date on or prior to the Corridor Contract Termination Date, amounts allocated to the issuing entity in respect of each Corridor Contract for that Distribution Date will be deposited in the Carryover Reserve Fund and then distributed to the related class(es) of certificates prior to the application of Excess Cashflow, to the extent needed to pay any related Net Rate Carryover as follows:

(i) in the case of any such amounts allocated to the issuing entity in respect of the Class 1-A Corridor Contract, to the Class 1-A Certificates, to the extent needed to pay any Net Rate Carryover for such class,

(ii) in the case of any such amounts allocated to the issuing entity in respect of the Class 2-A Corridor Contract, concurrently to each class of Class 2-A Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and

then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Class 2-A Certificates will be distributed to each class of Class 2-A Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover, and

(iii) in the case of any such amounts allocated to the issuing entity in respect of the Adjustable Rate Subordinate Corridor Contract, concurrently to each class of Adjustable Rate Subordinate Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Adjustable Rate Subordinate Certificates will be distributed to each class of Adjustable Rate Subordinate Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover.

Any amounts allocated to the issuing entity in respect of a Corridor Contract that remain after the application of those amounts as described in the preceding paragraph will be distributed to the holders of the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class or classes of Certificates unless that Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the issuing entity in respect of that Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the related certificates until the Corridor Contract Termination Date. See“— Carryover Reserve Fund” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a)

below), in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A) in an amount up to the Class A Principal Distribution Target Amount, pro rata based on the related Class A Principal Distribution Allocation Amount for the Class 1-A and Class 2-A Certificates, concurrently:

(i) to the Class 1-A Certificates, in an amount up to the Class 1-A Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero, and

(ii) to the classes of Class 2-A Certificates, in an amount up to the Class 2-A Principal Distribution Amount, allocated in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, provided, however, that if (a) the Certificate Principal Balance of the Class 1-A Certificates and/or (b) the aggregate Certificate Principal Balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A Principal Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (and, in the case of the Class 2-A Certificates, in the order described in clause (3) below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

(B) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(C) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the interest-bearing certificates by approximately $29,150,000, which is approximately 2.65% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the interest-bearing certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the interest-bearing certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(C), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for that Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of interest-bearing certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.	sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to each class of interest-bearing certificates (in the case of the Adjustable Rate Certificates after application of amounts allocated to the issuing entity in respect of the applicable Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of interest-bearing certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Corridor Contracts

Countrywide Home Loans has entered into three interest rate corridor transactions with BNP Paribas (the “Corridor Contract Counterparty”), each as evidenced by a confirmation between Countrywide Home Loans and the Corridor Contract Counterparty, one for the benefit of the Class 1-A Certificates, one for the benefit of the Class 2-A Certificates and one for the benefit of the Adjustable Rate Subordinate Certificates (respectively, the “Class 1-A Corridor Contract”, “Class 2-A Corridor Contract” and “Adjustable Rate Subordinate Corridor Contract”, together the “Corridor Contracts” and each, a “Corridor Contract”).

On the Closing Date, pursuant to a “Corridor Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under each Corridor Contract to The Bank of New York, as corridor contract administrator (in this capacity, the “Corridor Contract Administrator”), and Countrywide Home Loans, the Corridor Contract Administrator and the Trustee will enter into a corridor contract administration agreement (the “Corridor Contract Administration Agreement”) pursuant to which the Corridor Contract Administrator will allocate any payments received under each Corridor Contract between the Trustee and Countrywide Home Loans as described below. Concurrently with the assignment of the Corridor Contracts, the Corridor Contract Administrator and the Corridor Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border) and

Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”). The Corridor Contracts are subject to certain ISDA definitions.

On or after the Distribution Date in June 2007 and on or prior to the Distribution Date in October 2007 (the “Corridor Contract Termination Date”), amounts (if any) received under the Corridor Contract by the Corridor Contract Administrator and allocated to the Trustee for the benefit of the issuing entity will be used to pay Net Rate Carryover on the related class or classes of Certificates as described above under “—Distributions—Distributions of Funds from the Corridor Contract.” Amounts allocated to the Trustee in respect of the Corridor Contracts will not be available to pay Net Rate Carryover on any class of interest-bearing certificates other than the related class or classes of Certificates. On any Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contracts to pay Net Rate Carryover, any remaining amounts will be distributed as described above under “—Distributions—Distributions of Funds from the Corridor Contracts” and will not thereafter be available for payments of Net Rate Carryover for any class of Certificates, unless the remaining amounts are allocated to the Trustee in connection with an early termination of the Corridor Contract in which case the amounts will be held by the Trustee until the Corridor Contract Termination Date for distribution as described above under “— Distributions —Distributions of Funds from the Corridor Contract.”

With respect to the Corridor Contract and any Distribution Date on or prior to the Corridor Contract Termination Date, the amount (if any) payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

(i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate for the Distribution Date over (y) the Corridor Contract Strike Rate for that Distribution Date,

(ii) the Corridor Contract Notional Balance for that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to each Corridor Contract and the Distribution Date (other than any termination payment, which will be allocated as described below):

first, to the Trustee, up to the amount that would be payable under each Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the related Corridor Contract Notional Balance for the Distribution Date and the aggregate Certificate Principal Balance of the related class or classes of Certificates immediately prior to the Distribution Date, referred to as a “Net Corridor Contract Payment,” and second, to Countrywide Home Loans, any remainder, referred to as an “Excess Corridor Contract Payment.”

Excess Corridor Contract Payments will not be available to cover Net Rate Carryover on the Certificates.

The “Corridor Contract Notional Balance,” the “Corridor Contract Strike Rate” and the “Corridor Contract Ceiling Rate” for each Corridor Contract for each Distribution Date are as described in the following tables.

CLASS 1-A CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
May 2007	0	N/A	N/A
June 2007	275,068,474	7.18096	10.00000
July 2007	272,600,855	7.41945	10.00000
August 2007	269,517,327	7.17938	10.00000
September 2007	265,827,907	7.17858	10.00000
October 2007	261,539,459	7.41794	10.00000

CLASS 2-A CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
May 2007	0	N/A	N/A
June 2007	614,966,128	7.32828	10.00000
July 2007	609,530,426	7.57236	10.00000
August 2007	602,723,501	7.32794	10.00000
September 2007	594,547,599	7.32780	10.00000
October 2007	585,013,034	7.57229	10.00000

ADJUSTABLE RATE SUBORDINATE CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
May 2007	0	N/A	N/A
June 2007	162,800,000	7.28275	10.00000
July 2007	162,800,000	7.52510	10.00000
August 2007	162,800,000	7.28203	10.00000
September 2007	162,800,000	7.28169	10.00000
October 2007	162,800,000	7.52460	10.00000

Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the Corridor Contract Administrator, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under such Corridor Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under such Corridor Contract and such Corridor Contract becoming illegal or subject to certain kinds of taxation.

It will also be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in such Corridor Contract, and the Corridor Contract Counterparty fails to transfer such Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and each rating agency.

If any Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and Countrywide Home Loans, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the related Corridor Contract Notional Balance at the time of termination and (y) the aggregate Certificate Principal Balance of the related class or classes of Certificates at the time of termination, and the denominator of which is the related Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the related Corridor Contract Notional Balance at the time of termination over (y) the aggregate Certificate Principal Balance of the related class or classes of Certificates at the time of termination, and the denominator of which is the related Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the issuing entity will be held by the Trustee until the Corridor Contract Termination Date to pay any Net Rate Carryover on the related class or classes of Certificates. However, if a termination occurs, we cannot assure you that a termination payment will be owing to the Trustee. The Pooling and Servicing Agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

The significance percentage for each Corridor Contract is less than 10%. The “significance percentage” for each Corridor Contract is the percentage that the significance estimate of such Corridor Contract represents of the aggregate Certificate Principal Balance of the related class or classes of Certificates. The “significance estimate” of each Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of such Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Corridor Contract Counterparty or the Corridor Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under any Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

Each Corridor Contract, the Corridor Contract Assignment Agreement and the Corridor Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with BNP Paribas (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”). The Swap Contract will supplement, form part of, and be subject to the ISDA Master Agreement. The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or after the November 2007 Distribution Date and on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.12% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or after the November 2007 Distribution Date and on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (2) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (7) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Charged-off Loan Net Proceeds and Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination

Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Charged-off Loan Net Proceeds, Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to that Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the last calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
May 2007	0
June 2007	0
July 2007	0
August 2007	0
September 2007	0
October 2007	0
November 2007	1,000,302,456
December 2007	988,523,830
January 2008	975,528,643
February 2008	961,345,415
March 2008	946,007,383
April 2008	929,552,433
May 2008	813,522,245
June 2008	796,595,297
July 2008	779,323,953
August 2008	761,736,444
September 2008	743,973,848
October 2008	726,551,713
November 2008	699,309,120
December 2008	682,227,139
January 2009	665,571,522
February 2009	649,325,523
March 2009	633,473,833
April 2009	618,002,270
May 2009	560,353,858
June 2009	546,725,051
July 2009	533,423,124
August 2009	520,432,647
September 2009	507,746,624
October 2009	495,357,171
November 2009	464,479,751
December 2009	453,053,032
January 2010	441,884,395
February 2010	430,965,407
March 2010	420,289,465
April 2010	409,851,131
May 2010	221,623,656
June 2010	218,883,205
July 2010	216,328,595
August 2010	213,836,795
September 2010	211,509,643
October 2010	209,416,638
November 2010	207,222,679
December 2010	205,207,848
January 2011	203,047,339
February 2011	201,267,724
March 2011	199,509,753
April 2011	197,441,347
May 2011	195,466,389
June 2011	193,497,374
July 2011	191,617,456
August 2011	189,737,003
September 2011	187,948,183
October 2011	186,315,999
November 2011	184,619,448
December 2011	183,071,996
January 2012	181,425,460
February 2012	180,071,032
March 2012	178,738,958
April 2012	177,044,181
May 2012	174,755,990
June 2012	172,633,274
July 2012	170,723,313
August 2012	168,933,050
September 2012	167,319,227
October 2012	165,694,491
November 2012	164,065,665
December 2012	162,630,997
January 2013	161,088,715
February 2013	159,806,108
March 2013	158,537,854
April 2013	157,050,349
May 2013	155,612,079
June 2013	154,163,233
July 2013	152,762,170
August 2013	151,349,903
September 2013	149,983,770
October 2013	148,716,926
November 2013	147,383,044
December 2013	146,145,469
January 2014	144,815,700
February 2014	143,704,451
March 2014	142,604,355
April 2014	141,317,329

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty’s unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Required Ratings Threshold for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the ISDA Master Agreement because the credit rating on its unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Approved Ratings Threshold or the Required Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events, and

4. a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below an initial threshold level established by the Rating Agencies (the “Approved Ratings Threshold”) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below a second, lower threshold level established by the Rating Agencies (the “Required Ratings Threshold”) for 30 or more business days and (i) at least one eligible replacement counterparty has made an offer to be the transferee of all of the Swap Counterparty’s rights and obligations under the Swap Contract and the ISDA Master Agreement and/or (ii) an eligible guarantor has made an offer to provide an unconditional and irrevocable guarantee of the Swap Counterparty’s present and future obligations under the Swap Contract and the ISDA Master Agreement, and

4. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the ISDA Master Agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the

Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the ISDA Master Agreement, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Carryover Reserve Fund amounts allocated to the issuing entity in respect of each Corridor Contract. On each Distribution Date, the amounts allocated to the issuing entity in respect of each Corridor Contract will be distributed to the related class or classes of Certificates to pay any

Net Rate Carryover on those Certificates as described under “— Distributions — Distributions of Funds from the Corridor Contract” above.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the interest-bearing certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “— Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in May 2017 up to and including the Distribution Date in April 2037, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in May 2017 up to and including the Distribution Date in April 2037 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for that Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
May 2017	56,162,788
June 2017	55,385,022
July 2017	54,617,791
August 2017	53,860,997
September 2017	53,114,500
October 2017	52,378,159
November 2017	51,651,837
December 2017	50,935,400
January 2018	50,228,714
February 2018	49,531,646
March 2018	48,844,067
April 2018	48,165,848
May 2018	47,496,863
June 2018	46,836,987
July 2018	46,186,097

Month of Distribution Date	40-Year Target ($)
August 2018	45,544,071
September 2018	44,910,790
October 2018	44,286,135
November 2018	43,669,989
December 2018	43,062,238
January 2019	42,462,768
February 2019	41,871,466
March 2019	41,288,224
April 2019	40,712,930
May 2019	40,145,479
June 2019	39,585,763
July 2019	39,033,679
August 2019	38,489,122
September 2019	37,951,992
October 2019	37,422,187
November 2019	36,899,609
December 2019	36,384,159
January 2020	35,875,742
February 2020	35,374,262
March 2020	34,879,625
April 2020	34,391,739
May 2020	33,910,512
June 2020	33,435,854
July 2020	32,967,677
August 2020	32,505,892
September 2020	32,050,413
October 2020	31,601,154
November 2020	31,158,032
December 2020	30,720,964
January 2021	30,289,866
February 2021	29,864,660
March 2021	29,445,264
April 2021	29,031,600
May 2021	28,623,590
June 2021	28,221,159
July 2021	27,824,230
August 2021	27,432,728
September 2021	27,046,581
October 2021	26,665,716
November 2021	26,290,061
December 2021	25,919,546
January 2022	25,554,101
February 2022	25,193,657
March 2022	24,838,147
April 2022	24,487,504
May 2022	24,141,661
June 2022	23,800,554
July 2022	23,464,119
August 2022	23,132,292
September 2022	22,805,011
October 2022	22,482,214
November 2022	22,163,841
December 2022	21,849,831
January 2023	21,540,125
February 2023	21,234,665
March 2023	20,933,394
April 2023	20,636,255
May 2023	20,343,191
June 2023	20,054,147
July 2023	19,769,069
August 2023	19,487,903
September 2023	19,210,597
October 2023	18,937,096
November 2023	18,667,351
December 2023	18,401,310
January 2024	18,138,923
February 2024	17,880,140
March 2024	17,624,912
April 2024	17,373,192
May 2024	17,124,931
June 2024	16,880,083
July 2024	16,638,601
August 2024	16,400,439
September 2024	16,165,553
October 2024	15,933,898
November 2024	15,705,431
December 2024	15,480,107
January 2025	15,257,884
February 2025	15,038,721
March 2025	14,822,575
April 2025	14,609,406
May 2025	14,399,173
June 2025	14,191,836
July 2025	13,987,357
August 2025	13,785,695
September 2025	13,586,814
October 2025	13,390,674
November 2025	13,197,240
December 2025	13,006,473
January 2026	12,818,339
February 2026	12,632,800
March 2026	12,449,823
April 2026	12,269,371
May 2026	12,091,411
June 2026	11,915,909
July 2026	11,742,832
August 2026	11,572,145
September 2026	11,403,818
October 2026	11,237,817
November 2026	11,074,112
December 2026	10,912,671
January 2027	10,753,463
February 2027	10,596,457
March 2027	10,441,625
April 2027	10,288,936
May 2027	10,138,361
June 2027	9,989,871
July 2027	9,843,438
August 2027	9,699,034
September 2027	9,556,632
October 2027	9,416,204
November 2027	9,277,723
December 2027	9,141,163
January 2028	9,006,497
February 2028	8,873,700
March 2028	8,742,746
April 2028	8,613,611
May 2028	8,486,269
June 2028	8,360,696
July 2028	8,236,869
August 2028	8,114,762
September 2028	7,994,353
October 2028	7,875,618
November 2028	7,758,536
December 2028	7,643,082
January 2029	7,529,236
February 2029	7,416,974
March 2029	7,306,276
April 2029	7,197,121
May 2029	7,089,486
June 2029	6,983,352
July 2029	6,878,698
August 2029	6,775,503
September 2029	6,673,749
October 2029	6,573,414
November 2029	6,474,481
December 2029	6,376,929
January 2030	6,280,740
February 2030	6,185,895
March 2030	6,092,376
April 2030	6,000,164
May 2030	5,909,243
June 2030	5,819,594
July 2030	5,731,200
August 2030	5,644,043
September 2030	5,558,108
October 2030	5,473,376
November 2030	5,389,833
December 2030	5,307,460
January 2031	5,226,244
February 2031	5,146,167
March 2031	5,067,214
April 2031	4,989,369
May 2031	4,912,619
June 2031	4,836,947
July 2031	4,762,338
August 2031	4,688,779
September 2031	4,616,255
October 2031	4,544,752
November 2031	4,474,256
December 2031	4,404,752
January 2032	4,336,228
February 2032	4,268,670
March 2032	4,202,065
April 2032	4,136,400
May 2032	4,071,661
June 2032	4,007,837
July 2032	3,944,914
August 2032	3,882,880
September 2032	3,821,724
October 2032	3,761,433
November 2032	3,701,994
December 2032	3,643,398
January 2033	3,585,631
February 2033	3,528,683
March 2033	3,472,542
April 2033	3,417,198
May 2033	3,362,638
June 2033	3,308,854
July 2033	3,255,833
August 2033	3,203,566
September 2033	3,152,042
October 2033	3,101,251
November 2033	3,051,182
December 2033	3,001,827
January 2034	2,953,174
February 2034	2,905,215
March 2034	2,857,940
April 2034	2,811,340
May 2034	2,765,404
June 2034	2,720,125
July 2034	2,675,493
August 2034	2,631,499
September 2034	2,588,134
October 2034	2,545,390
November 2034	2,503,258
December 2034	2,461,730
January 2035	2,420,798
February 2035	2,380,452
March 2035	2,340,686
April 2035	2,301,491
May 2035	2,262,859
June 2035	2,224,782
July 2035	2,187,254

Month of Distribution Date	40-Year Target ($)
August 2035	2,150,266
September 2035	2,113,810
October 2035	2,077,881
November 2035	2,042,469
December 2035	2,007,568
January 2036	1,973,172
February 2036	1,939,273
March 2036	1,905,863
April 2036	1,872,938
May 2036	1,840,489
June 2036	1,808,510
July 2036	1,776,995
August 2036	1,745,937
September 2036	1,715,330
October 2036	1,685,168
November 2036	1,655,444
December 2036	1,626,153
January 2037	1,597,289
February 2037	1,568,845
March 2037	1,540,815
April 2037	1,513,195

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in May 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the interest-bearing certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (iii) $30,427,746.

On each Distribution Date beginning on the Distribution Date in May 2027 up to and including the Distribution Date in April 2037, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in April 2037, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the interest-bearing certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown. Furthermore, the information contained in the tables that are captioned in part “Loan to-Value Ratios and Combined Loan-to-Value Ratios” and in the columns captioned “Weighted Average LTV/CLTV (%)” are based on the Loan-to-Value Ratios of the first lien Mortgage Loans in the Statistical Calculation Pool and the Combined Loan-to-Value Ratios of the second lien Mortgage Loans in the Statistical Calculation Pool.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
30-Year 6-month LIBOR	13	3,445,350	1.15	265,027	8.101	360.00	580	77.6
2/28 6-month LIBOR	530	79,238,280	26.41	149,506	9.085	359.00	596	81.4
2/38 6-month LIBOR	260	59,463,270	19.82	228,705	8.154	479.91	582	76.9
2/28 6-month LIBOR - 60-month Interest Only	173	40,555,067	13.52	234,422	8.011	359.63	616	83.4
2/28 6-month LIBOR - 40/30-Year Balloon	38	8,748,577	2.92	230,226	8.626	359.33	573	74.5
3/27 6-month LIBOR	24	2,851,574	0.95	118,816	9.031	350.88	588	84.5
3/37 6-month LIBOR	8	1,987,608	0.66	248,451	7.663	479.68	581	68.1
3/27 6-month LIBOR - 60-month Interest Only	10	2,442,985	0.81	244,299	7.407	356.36	625	82.7
3/27 6-month LIBOR - 40/30-Year Balloon	1	110,981	0.04	110,981	9.800	359.00	545	60.0
5/25 6-month LIBOR	9	1,905,622	0.64	211,736	7.861	359.79	601	68.0
5/35 6-month LIBOR	9	2,465,700	0.82	273,967	7.412	480.00	589	72.7
5/25 6-month LIBOR - 120-month Interest Only	5	984,750	0.33	196,950	7.619	359.57	634	70.8
10-Year Fixed	3	244,850	0.08	81,617	10.413	120.00	603	63.7
10-Year Fixed - Second Lien	2	26,160	0.01	13,080	11.599	102.09	672	67.5
15-Year Fixed	23	1,844,157	0.61	80,181	9.229	173.09	607	64.1
15-Year Fixed - Second Lien	9	259,095	0.09	28,788	12.057	167.90	613	83.0
15-Year Fixed - Credit Comeback	6	609,418	0.20	101,570	9.631	146.48	571	63.2
20-Year Fixed	12	1,726,099	0.58	143,842	7.520	239.84	618	65.5
20-Year Fixed - Second Lien	14	559,772	0.19	39,984	11.525	232.06	601	76.4
25-Year Fixed	2	457,900	0.15	228,950	7.801	300.00	610	64.2
30-Year Fixed	365	59,360,044	19.79	162,630	8.097	358.88	596	73.0
30-Year Fixed - Second Lien	1	41,947	0.01	41,947	12.625	355.00	644	99.9
30-Year Fixed - Credit Comeback	11	1,698,461	0.57	154,406	9.059	358.75	601	72.6
40-Year Fixed	86	17,637,864	5.88	205,091	7.924	479.62	585	72.1
40-Year Fixed - Credit Comeback	2	545,500	0.18	272,750	8.529	480.00	539	83.6
30-Year Fixed - 60-month Interest Only	15	2,643,040	0.88	176,203	7.868	358.11	638	77.7
30/15-Year Fixed Balloon - Second Lien	124	5,508,800	1.84	44,426	11.559	175.27	641	94.6
40/30-Year Fixed Balloon	13	2,637,194	0.88	202,861	8.030	359.71	589	70.3
Total	1,768	300,000,064	100.00

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
ARM 360	803	140,283,186	46.76	174,699	8.665	359.03	601	81.2
ARM 480	277	63,916,578	21.31	230,746	8.110	479.90	582	76.4
Fixed 120	5	271,010	0.09	54,202	10.528	118.27	610	64.0
Fixed 180	162	8,221,470	2.74	50,750	10.909	172.42	627	85.1
Fixed 240	26	2,285,871	0.76	87,918	8.501	237.94	614	68.1
Fixed 300	2	457,900	0.15	228,950	7.801	300.00	610	64.2
Fixed 360	405	66,380,685	22.13	163,903	8.113	358.88	597	73.1
Fixed 480	88	18,183,364	6.06	206,629	7.942	479.63	583	72.5
Total	1,768	300,000,064	100.00

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0.01 - 25,000.00	49	879,528	0.29	17,950	12.274	175.81	595	78.7
25,000.01 - 50,000.00	66	2,542,875	0.85	38,528	11.524	215.39	614	87.9
50,000.01 - 75,000.00	189	11,834,209	3.94	62,615	10.631	312.20	605	83.5
75,000.01 - 100,000.00	203	17,675,357	5.89	87,071	9.445	356.69	598	79.6
100,000.01 - 150,000.00	388	48,479,940	16.16	124,948	8.911	374.71	594	79.2
150,000.01 - 200,000.00	296	51,552,202	17.18	174,163	8.395	385.36	593	77.0
200,000.01 - 250,000.00	226	50,788,385	16.93	224,727	8.221	391.12	594	77.4
250,000.01 - 300,000.00	127	34,989,451	11.66	275,507	8.011	396.34	599	77.5
300,000.01 - 350,000.00	112	36,312,384	12.10	324,218	7.843	407.01	592	76.1
350,000.01 - 400,000.00	69	26,079,770	8.69	377,968	7.731	406.55	598	75.6
400,000.01 - 450,000.00	32	13,170,164	4.39	411,568	7.866	416.18	596	80.9
450,000.01 - 500,000.00	7	3,351,800	1.12	478,829	7.920	394.15	576	68.9
500,000.01 - 550,000.00	2	1,044,000	0.35	522,000	7.909	422.07	673	81.7
600,000.01 - 650,000.00	2	1,300,000	0.43	650,000	9.300	480.00	679	78.3
Total	1,768	300,000,064	100.00

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Alabama	24	2,451,597	0.82	102,150	9.492	353.45	578	84.0
Alaska	11	1,836,590	0.61	166,963	8.218	386.96	595	81.3
Arizona	62	9,529,777	3.18	153,706	8.547	376.22	597	79.3
Arkansas	9	1,062,826	0.35	118,092	8.835	350.64	594	83.3
California	273	70,353,920	23.45	257,707	7.729	410.58	594	72.0
Colorado	29	5,000,743	1.67	172,439	8.669	381.48	618	85.8
Connecticut	24	4,749,320	1.58	197,888	8.549	382.06	593	74.0
Delaware	3	365,747	0.12	121,916	8.362	410.22	600	91.2
District of Columbia	6	1,618,664	0.54	269,777	8.298	403.19	596	54.0
Florida	159	26,125,710	8.71	164,313	8.492	390.63	603	75.1
Georgia	103	15,316,738	5.11	148,706	8.967	370.45	601	84.7
Hawaii	9	2,800,175	0.93	311,131	7.497	431.71	610	77.4
Idaho	10	1,547,504	0.52	154,750	8.193	346.30	601	82.0
Illinois	53	7,459,920	2.49	140,753	9.154	364.92	602	84.5
Indiana	28	2,254,633	0.75	80,523	10.422	344.29	596	87.6
Iowa	7	814,452	0.27	116,350	9.928	344.55	611	91.4
Kansas	10	1,042,381	0.35	104,238	9.422	386.16	579	89.6
Kentucky	13	1,427,408	0.48	109,801	9.949	358.72	583	89.0
Louisiana	19	2,514,570	0.84	132,346	9.148	352.65	608	85.5
Maine	7	990,500	0.33	141,500	7.852	392.41	609	68.4
Maryland	60	11,439,250	3.81	190,654	8.146	382.23	586	77.0
Massachusetts	38	7,502,363	2.50	197,431	8.540	373.42	605	73.9
Michigan	47	4,821,846	1.61	102,592	9.578	373.10	595	83.6
Minnesota	23	3,402,209	1.13	147,922	9.112	367.90	597	86.9
Mississippi	24	2,748,342	0.92	114,514	9.000	359.69	597	87.2
Missouri	44	4,553,495	1.52	103,489	9.181	369.43	593	85.4
Montana	5	619,640	0.21	123,928	9.785	389.28	632	83.1
Nebraska	3	251,900	0.08	83,967	9.319	360.00	681	84.3
Nevada	23	4,350,135	1.45	189,136	8.086	393.51	601	83.2
New Hampshire	8	1,572,935	0.52	196,617	8.130	386.02	572	86.2
New Jersey	72	16,338,895	5.45	226,929	8.287	388.64	600	77.1
New Mexico	16	2,336,404	0.78	146,025	8.298	393.69	590	76.6
New York	69	16,802,844	5.60	243,519	7.968	394.87	587	72.1
North Carolina	43	5,964,821	1.99	138,717	9.539	372.72	587	83.3
North Dakota	2	267,406	0.09	133,703	10.005	356.87	565	90.3
Ohio	35	2,900,968	0.97	82,885	10.391	360.13	585	89.1
Oklahoma	11	952,453	0.32	86,587	9.167	365.36	599	88.7
Oregon	32	5,917,043	1.97	184,908	8.255	394.69	591	81.2
Pennsylvania	43	4,616,945	1.54	107,371	9.156	361.92	604	82.0
Rhode Island	4	543,590	0.18	135,898	8.305	358.35	593	58.3
South Carolina	24	2,806,509	0.94	116,938	9.853	382.41	584	85.0
South Dakota	2	204,135	0.07	102,068	9.730	360.00	633	78.4
Tennessee	29	3,000,954	1.00	103,481	9.009	357.45	597	85.5
Texas	113	12,749,503	4.25	112,827	8.889	350.10	582	77.0
Utah	18	3,322,805	1.11	184,600	8.169	367.99	597	79.3
Vermont	9	1,365,514	0.46	151,724	7.938	367.96	587	79.8
Virginia	46	7,938,930	2.65	172,585	8.362	373.53	610	81.2
Washington	46	9,130,307	3.04	198,485	8.304	387.82	597	80.3
West Virginia	5	319,659	0.11	63,932	10.493	357.43	589	93.6
Wisconsin	14	1,817,072	0.61	129,791	9.119	383.61	592	85.3
Wyoming	1	178,020	0.06	178,020	6.625	480.00	574	90.0
Total	1,768	300,000,064	100.00

Loan-to-Value Ratios and Combined Loan-to-Value Ratios
for the Group 1 Mortgage Loans in the Statistical Calculation Pool

Range of Loan-to-Value Ratios and Combined Loan-to-Value Ratios(%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
50.00 or Less	107	16,586,210	5.53	155,011	7.895	383.70	582	39.7
50.01 - 55.00	57	11,652,403	3.88	204,428	7.532	390.14	573	52.9
55.01 - 60.00	55	11,106,821	3.70	201,942	7.814	406.46	569	57.7
60.01 - 65.00	98	18,183,343	6.06	185,544	7.844	399.44	582	63.3
65.01 - 70.00	121	22,229,131	7.41	183,712	7.944	388.06	581	68.4
70.01 - 75.00	146	28,557,322	9.52	195,598	7.839	393.76	590	73.6
75.01 - 80.00	296	52,491,137	17.50	177,335	8.318	386.24	600	79.2
80.01 - 85.00	216	39,793,871	13.26	184,231	8.466	394.28	598	84.4
85.01 - 90.00	348	61,609,822	20.54	177,040	8.920	388.14	604	89.5
90.01 - 95.00	180	26,744,254	8.91	148,579	9.153	372.11	606	94.6
95.01 - 100.00	144	11,045,752	3.68	76,707	10.493	301.16	633	99.8
Total	1,768	300,000,064	100.00

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
50.00 or Less	105	16,259,710	5.42	154,854	7.904	384.18	580	39.6
50.01 - 55.00	57	11,652,403	3.88	204,428	7.532	390.14	573	52.9
55.01 - 60.00	52	10,531,821	3.51	202,535	7.785	404.73	571	57.8
60.01 - 65.00	96	17,903,043	5.97	186,490	7.818	398.04	581	63.2
65.01 - 70.00	122	22,416,208	7.47	183,739	7.959	390.22	581	68.3
70.01 - 75.00	143	27,717,322	9.24	193,827	7.886	392.16	590	73.5
75.01 - 80.00	238	44,140,956	14.71	185,466	8.211	391.61	592	78.9
80.01 - 85.00	213	39,128,938	13.04	183,704	8.454	394.87	599	84.2
85.01 - 90.00	351	61,733,010	20.58	175,878	8.946	388.07	604	89.4
90.01 - 95.00	184	27,317,912	9.11	148,467	9.142	372.55	606	94.3
95.01 - 100.00	207	21,198,742	7.07	102,409	9.526	332.35	635	90.2
Total	1,768	300,000,064	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table for first lien Mortgage Loans reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” for first lien Mortgage Loans under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
4.501 - 5.000	2	332,000	0.11	166,000	4.833	400.48	588	63.5
5.001 - 5.500	2	712,000	0.24	356,000	5.292	480.00	576	66.1
5.501 - 6.000	18	5,268,111	1.76	292,673	5.884	440.55	604	70.6
6.001 - 6.500	53	14,234,256	4.74	268,571	6.359	409.70	606	70.3
6.501 - 7.000	139	32,214,882	10.74	231,762	6.819	391.84	607	71.4
7.001 - 7.500	178	38,059,005	12.69	213,815	7.326	384.98	597	70.5
7.501 - 8.000	218	43,664,363	14.55	200,295	7.795	393.26	595	75.6
8.001 - 8.500	178	34,299,554	11.43	192,694	8.328	392.18	595	78.5
8.501 - 9.000	197	36,950,573	12.32	187,566	8.787	392.22	593	80.8
9.001 - 9.500	156	27,994,394	9.33	179,451	9.279	394.48	595	80.7
9.501 - 10.000	182	26,421,029	8.81	145,170	9.799	383.88	580	84.2
10.001 - 10.500	125	15,649,324	5.22	125,195	10.289	375.89	590	87.3
10.501 - 11.000	113	11,384,819	3.79	100,751	10.781	340.06	602	87.1
11.001 - 11.500	55	3,611,973	1.20	65,672	11.310	300.04	601	86.6
11.501 - 12.000	57	3,992,152	1.33	70,038	11.791	294.71	607	86.6
12.001 - 12.500	41	2,702,755	0.90	65,921	12.229	298.64	601	89.2
12.501 - 13.000	28	1,420,627	0.47	50,737	12.711	273.33	612	88.5
13.001 - 13.500	15	625,494	0.21	41,700	13.281	256.29	586	71.0
13.501 - 14.000	5	259,208	0.09	51,842	13.765	310.80	618	91.1
Greater than 14.000	6	203,547	0.07	33,924	14.706	293.98	621	80.9
Total	1,768	300,000,064	100.00

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Single Family Residence	1,355	224,029,484	74.68	165,335	8.442	385.56	595	77.8
Planned Unit Development	227	41,202,449	13.73	181,509	8.430	375.71	599	81.2
Low-Rise Condominium	120	18,760,213	6.25	156,335	8.632	393.22	602	78.8
Two Family Home	51	10,709,252	3.57	209,985	8.025	392.71	587	66.7
Three Family Home	8	2,698,450	0.90	337,306	8.694	417.44	602	73.5
Four Family Home	4	2,059,000	0.69	514,750	9.164	463.22	647	75.5
High-Rise Condominium	3	541,217	0.18	180,406	6.669	359.81	636	77.4
Total	1,768	300,000,064	100.00

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Refinance - Cash Out	1,113	213,227,598	71.08	191,579	8.189	392.03	593	75.1
Purchase	373	45,015,945	15.01	120,686	9.685	371.82	612	88.5
Refinance - Rate/Term	282	41,756,521	13.92	148,073	8.387	368.46	594	80.2
Total	1,768	300,000,064	100.00

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Owner Occupied	1,601	275,082,670	91.69	171,819	8.350	385.87	592	77.8
Investment Property	134	19,662,190	6.55	146,733	9.414	388.50	639	78.4
Second Home	33	5,255,205	1.75	159,249	9.557	367.37	630	79.8
Total	1,768	300,000,064	100.00
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1 - 120	13	654,398	0.22	50,338	10.273	104.83	592	67.0
121 - 180	154	7,838,082	2.61	50,897	10.949	176.19	630	85.8
181 - 300	35	3,157,596	1.05	90,217	8.955	252.19	608	68.4
301 - 360	1,201	206,250,046	68.75	171,732	8.479	359.14	600	78.6
Greater than 360	365	82,099,942	27.37	224,931	8.073	479.84	582	75.5
Total	1,768	300,000,064	100.00

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Full Documentation	1,224	194,502,798	64.83	158,908	8.339	385.43	591	79.9
Stated Income	544	105,497,267	35.17	193,929	8.630	386.24	604	74.1
Total	1,768	300,000,064	100.00

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
781 - 800	2	433,500	0.14	216,750	7.756	438.89	790	77.1
761 - 780	1	46,418	0.02	46,418	12.000	174.00	767	83.2
741 - 760	4	340,328	0.11	85,082	8.372	303.95	750	70.9
721 - 740	14	2,495,268	0.83	178,233	9.529	362.85	731	81.7
701 - 720	19	3,031,036	1.01	159,528	8.440	359.05	708	85.2
681 - 700	40	5,605,113	1.87	140,128	8.111	360.63	689	80.0
661 - 680	83	14,230,714	4.74	171,454	8.441	375.94	671	81.7
641 - 660	156	23,394,507	7.80	149,965	8.334	360.57	650	81.0
621 - 640	205	34,902,307	11.63	170,255	8.140	373.95	630	80.3
601 - 620	284	49,267,538	16.42	173,477	8.405	379.92	610	81.8
581 - 600	291	53,365,627	17.79	183,387	8.432	382.14	590	78.9
561 - 580	236	40,082,834	13.36	169,843	8.448	397.12	571	78.6
541 - 560	200	35,533,208	11.84	177,666	8.591	408.39	551	73.1
521 - 540	142	23,606,809	7.87	166,245	8.680	405.34	532	69.1
501 - 520	88	13,291,352	4.43	151,038	8.717	400.08	511	66.2
500 or Less	3	373,506	0.12	124,502	7.858	359.10	500	62.5
Total	1,768	300,000,064	100.00
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
A	1,367	227,837,814	75.95	166,670	8.494	382.17	604	80.6
A-	132	24,686,502	8.23	187,019	8.169	390.69	578	73.2
B	155	26,841,111	8.95	173,168	8.194	396.98	572	69.6
C	82	15,579,206	5.19	189,990	8.390	401.48	562	63.6
C-	13	2,102,089	0.70	161,699	8.805	393.98	567	64.4
D	19	2,953,342	0.98	155,439	8.907	426.31	545	60.1
Total	1,768	300,000,064	100.00

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0	657	99,925,865	33.31	152,094	8.786	375.74	599	78.4
12	90	20,460,467	6.82	227,339	8.216	390.72	592	74.1
24	756	138,630,049	46.21	183,373	8.353	396.79	592	79.4
30	1	204,250	0.07	204,250	8.990	346.00	645	95.0
36	264	40,779,434	13.59	154,468	8.007	370.21	602	72.8
Total	1,768	300,000,064	100.00

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0 - 6	6	21	4,057,764	1.99	193,227	8.565	351.73	576	78.4
7 - 12	11	14	2,089,777	1.02	149,270	8.326	347.33	594	78.8
13 - 18	14	18	2,627,973	1.29	145,998	8.157	350.17	591	79.8
19 - 24	24	974	184,199,941	90.21	189,117	8.537	398.45	595	80.1
25 - 31	25	1	80,495	0.04	80,495	9.000	349.00	541	75.0
32 - 37	36	29	5,787,742	2.83	199,577	8.000	400.93	602	77.2
38 or Greater	60	23	5,356,072	2.62	232,873	7.609	415.09	602	70.7
Total		1,080	204,199,764	100.00

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
2.001 - 3.000	1	251,700	0.12	251,700	7.750	480.00	594	95.0
3.001 - 4.000	3	187,439	0.09	62,480	9.968	359.52	599	85.8
4.001 - 5.000	25	4,896,598	2.40	195,864	7.572	394.18	617	76.1
5.001 - 6.000	96	19,743,580	9.67	205,662	7.688	398.07	590	72.5
6.001 - 7.000	658	126,164,114	61.78	191,739	8.433	398.44	600	80.7
7.001 - 8.000	272	49,284,549	24.14	181,193	9.014	393.38	583	80.0
8.001 - 9.000	21	3,337,152	1.63	158,912	8.749	386.34	591	82.3
9.001 - 10.000	1	86,855	0.04	86,855	9.500	339.00	563	99.5
10.001 - 11.000	2	169,757	0.08	84,878	11.968	353.55	587	95.0
11.001 - 12.000	1	78,021	0.04	78,021	12.090	348.00	540	90.0
Total	1,080	204,199,764	100.00
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.722%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
11.501 - 12.000	3	652,000	0.32	217,333	5.332	369.82	604	71.6
12.001 - 12.500	3	1,027,854	0.50	342,618	5.602	479.69	621	70.4
12.501 - 13.000	28	7,323,568	3.59	261,556	6.194	422.71	608	68.0
13.001 - 13.500	45	11,978,028	5.87	266,178	6.499	414.88	588	72.1
13.501 - 14.000	80	20,229,831	9.91	252,873	6.929	402.71	601	75.2
14.001 - 14.500	83	19,197,664	9.40	231,297	7.414	393.25	599	78.0
14.501 - 15.000	109	22,745,683	11.14	208,676	7.964	395.93	603	79.1
15.001 - 15.500	124	25,433,390	12.46	205,108	8.446	396.88	591	79.0
15.501 - 16.000	165	31,801,428	15.57	192,736	8.929	397.73	590	81.3
16.001 - 16.500	120	22,745,838	11.14	189,549	9.358	401.39	598	81.7
16.501 - 17.000	125	18,590,454	9.10	148,724	9.846	391.28	581	85.1
17.001 - 17.500	83	10,820,955	5.30	130,373	10.291	377.31	592	88.2
17.501 - 18.000	53	6,345,934	3.11	119,735	10.784	374.96	601	85.2
18.001 - 18.500	23	1,820,840	0.89	79,167	11.311	368.75	591	85.7
18.501 - 19.000	18	1,919,484	0.94	106,638	11.793	359.95	618	85.2
19.001 - 19.500	7	587,210	0.29	83,887	12.195	358.02	588	90.2
Greater than 19.500	11	979,604	0.48	89,055	13.222	364.34	605	79.8
Total	1,080	204,199,764	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.375%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.000	14	3,407,350	1.67	243,382	8.218	360.00	581	76.3
1.500	846	159,288,130	78.01	188,284	8.505	401.16	596	80.8
2.000	10	2,094,442	1.03	209,444	8.663	353.25	586	81.4
3.000	210	39,409,843	19.30	187,666	8.450	385.02	591	75.6
Total	1,080	204,199,764	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.786%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.000	197	37,596,446	18.41	190,845	8.468	379.22	589	75.8
1.500	882	166,499,818	81.54	188,775	8.495	400.87	596	80.6
2.000	1	103,500	0.05	103,500	10.150	360.00	543	90.0
Total	1,080	204,199,764	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.408%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
4.001 - 5.000	2	332,000	0.16	166,000	4.833	400.48	588	63.5
5.001 - 6.000	20	5,980,111	2.93	299,006	5.813	445.24	601	70.1
6.001 - 7.000	113	29,941,413	14.66	264,968	6.641	409.81	600	74.2
7.001 - 8.000	184	41,513,776	20.33	225,618	7.571	395.78	600	77.0
8.001 - 9.000	276	55,261,473	27.06	200,223	8.590	397.23	594	80.2
9.001 - 10.000	273	46,470,472	22.76	170,222	9.529	395.14	588	83.1
Greater than 10.000	212	24,700,518	12.10	116,512	10.803	373.66	596	86.3
Total	1,080	204,199,764	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 8.488%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
May 2007	1	22,674	0.01	22,674	11.875	277.00	503	80.0
July 2007	2	118,586	0.06	59,293	11.239	324.55	567	91.6
August 2007	2	219,336	0.11	109,668	12.234	281.37	581	78.5
September 2007	3	251,818	0.12	83,939	10.148	319.44	534	82.4
October 2007	13	3,445,350	1.69	265,027	8.101	360.00	580	77.6
February 2008	3	441,187	0.22	147,062	8.892	346.00	630	90.5
March 2008	3	514,857	0.25	171,619	7.311	347.00	585	78.5
April 2008	8	1,133,733	0.56	141,717	8.568	348.00	584	74.3
May 2008	4	743,130	0.36	185,783	8.212	349.00	576	75.8
June 2008	7	1,109,060	0.54	158,437	7.755	354.88	614	77.6
July 2008	2	150,816	0.07	75,408	8.679	346.08	613	77.9
August 2008	3	338,801	0.17	112,934	8.454	344.07	557	89.8
September 2008	2	286,166	0.14	143,083	8.941	344.30	573	87.8
November 2008	5	773,485	0.38	154,697	8.683	382.49	582	84.0
December 2008	9	1,030,578	0.50	114,509	10.354	353.41	586	90.1
January 2009	5	593,213	0.29	118,643	8.990	357.00	596	74.7
February 2009	30	4,185,768	2.05	139,526	8.970	375.04	591	82.9
March 2009	98	19,118,553	9.36	195,087	8.646	377.67	601	79.3
April 2009	826	158,173,346	77.46	191,493	8.503	401.94	595	80.1
May 2009	2	405,495	0.20	202,747	6.796	454.00	567	82.2
March 2010	8	1,606,131	0.79	200,766	8.488	406.20	605	74.1
April 2010	21	4,181,611	2.05	199,124	7.812	398.91	601	78.3
March 2012	3	824,147	0.40	274,716	7.260	359.00	628	65.3
April 2012	20	4,531,925	2.22	226,596	7.673	425.29	597	71.6
Total	1,080	204,199,764	100.00
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is April 2009.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0	1,565	253,374,223	84.46	161,900	8.529	390.56	592	76.9
60	198	45,641,092	15.21	230,511	7.970	359.37	618	83.0
120	5	984,750	0.33	196,950	7.619	359.57	634	70.8
Total	1,768	300,000,064	100.00

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
30-Year 6-month LIBOR	20	5,928,393	0.89	296,420	8.883	359.88	594	85.0
15-Year 1-year CMT	1	13,227	0.00	13,227	12.750	96.00	539	45.0
2/28 6-month LIBOR	843	157,892,087	23.69	187,298	9.230	359.52	589	81.0
2/38 6-month LIBOR	431	111,313,708	16.70	258,268	8.943	479.81	571	79.3
2/28 6-month LIBOR - 120-month Interest Only	1	279,300	0.04	279,300	8.000	359.00	766	82.1
2/28 6-month LIBOR - 60-month Interest Only	143	50,531,383	7.58	353,366	8.081	359.03	645	85.4
2/28 6-month LIBOR - 40/30-Year Balloon	43	10,724,435	1.61	249,405	8.550	359.23	591	77.7
3/27 6-month LIBOR	31	5,375,044	0.81	173,389	9.149	357.09	585	80.6
3/37 6-month LIBOR	15	3,377,856	0.51	225,190	8.694	480.00	594	77.2
3/27 6-month LIBOR - 120-month Interest Only	1	277,000	0.04	277,000	6.125	359.00	702	79.1
3/27 6-month LIBOR - 60-month Interest Only	10	2,891,375	0.43	289,138	8.135	359.76	644	83.3
3/27 12-month LIBOR - 36-month Interest Only	2	296,150	0.04	148,075	6.480	352.68	662	83.1
3/27 12-month LIBOR - 84-month Interest Only	1	175,950	0.03	175,950	6.125	346.00	737	85.0
3/27 6-month LIBOR - 40/30-Year Balloon	1	190,000	0.03	190,000	9.113	360.00	637	71.7
5/25 12-month LIBOR	2	529,071	0.08	264,536	6.035	359.36	573	82.1
5/25 6-month LIBOR	26	3,649,514	0.55	140,366	8.004	358.88	630	73.5
5/35 12-month LIBOR	9	2,159,139	0.32	239,904	6.151	478.55	643	83.5
5/35 6-month LIBOR	13	3,915,050	0.59	301,158	7.329	480.00	588	76.0
5/25 6-month LIBOR - 120-month Interest Only	198	57,120,376	8.57	288,487	6.249	359.36	686	79.5
5/25 12-month LIBOR - 120-month Interest Only	56	13,763,510	2.06	245,777	6.370	359.32	651	86.7
5/25 12-month LIBOR - 60-month Interest Only	10	2,360,968	0.35	236,097	6.298	357.50	660	81.9
5/35 12-month LIBOR - 120-month Interest Only	8	2,074,047	0.31	259,256	6.132	479.09	700	79.4
5/35 12-month LIBOR - 60-month Interest Only	1	216,000	0.03	216,000	6.000	479.00	683	80.0
7/23 6-month LIBOR - 120-month Interest Only	1	348,000	0.05	348,000	6.250	358.00	649	80.0
7/33 12-month LIBOR - 120-month Interest Only	2	373,592	0.06	186,796	7.286	479.57	688	79.7
10/30 12-month LIBOR	1	127,825	0.02	127,825	6.375	477.00	693	80.0
10/20 12-month LIBOR - 120-month Interest Only	1	221,250	0.03	221,250	6.500	359.00	660	75.0
10-Year Fixed	3	218,226	0.03	72,742	9.761	119.66	562	71.2
10-Year Fixed - Second Lien	1	3,719	0.00	3,719	11.750	16.00	633	84.8
15-Year Fixed	30	4,233,411	0.64	141,114	7.952	177.70	586	64.7
15-Year Fixed - Second Lien	4	114,138	0.02	28,534	11.263	173.88	632	95.8
15-Year Fixed - Credit Comeback	6	512,072	0.08	85,345	8.256	171.84	578	69.8
20-Year Fixed	13	1,957,142	0.29	150,549	8.032	239.96	601	72.9
20-Year Fixed - Second Lien	11	373,568	0.06	33,961	11.400	220.51	576	89.7
25-Year Fixed	2	287,500	0.04	143,750	8.553	300.00	553	79.8
30-Year Fixed	739	124,219,522	18.64	168,091	8.431	359.07	592	76.1
30-Year Fixed - Credit Comeback	61	8,988,872	1.35	147,359	9.348	358.89	578	78.4
40-Year Fixed	217	50,368,010	7.56	232,111	8.135	479.24	581	77.7

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
40-Year Fixed - Credit Comeback	22	3,083,366	0.46	140,153	8.894	478.43	571	78.3
30-Year Fixed - 60-month Interest Only	37	12,301,690	1.85	332,478	7.417	359.21	625	81.1
30/15-Year Fixed Balloon - Second Lien	450	22,311,348	3.35	49,581	11.419	175.49	653	99.3
40/30-Year Fixed Balloon	7	1,434,891	0.22	204,984	8.726	359.55	597	74.3
Total	3,474	666,531,725	100.00

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
ARM 180	1	13,227	0.00	13,227	12.750	96.00	539	45.0
ARM 360	1,390	312,553,806	46.89	224,859	8.277	359.32	621	81.5
ARM 480	480	123,557,217	18.54	257,411	8.776	479.78	576	79.2
Fixed 120	4	221,945	0.03	55,486	9.795	117.92	563	71.4
Fixed 180	490	27,170,970	4.08	55,451	10.818	175.76	641	93.3
Fixed 240	24	2,330,710	0.35	97,113	8.572	236.85	597	75.6
Fixed 300	2	287,500	0.04	143,750	8.553	300.00	553	79.8
Fixed 360	844	146,944,974	22.05	174,105	8.405	359.08	594	76.6
Fixed 480	239	53,451,376	8.02	223,646	8.179	479.19	581	77.8
Total	3,474	666,531,725	100.00

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0.01 - 25,000.00	82	1,506,749	0.23	18,375	11.510	170.38	601	94.7
25,000.01 - 50,000.00	171	6,349,178	0.95	37,130	11.265	194.91	623	93.5
50,000.01 - 75,000.00	377	23,949,494	3.59	63,527	10.685	267.60	624	87.0
75,000.01 - 100,000.00	370	32,357,888	4.85	87,454	9.623	351.47	588	79.2
100,000.01 - 150,000.00	702	87,815,875	13.18	125,094	8.995	380.58	587	78.5
150,000.01 - 200,000.00	519	90,310,774	13.55	174,009	8.602	385.87	592	79.5
200,000.01 - 250,000.00	369	82,784,219	12.42	224,347	8.540	395.19	597	80.4
250,000.01 - 300,000.00	280	77,019,148	11.56	275,068	8.186	394.72	608	80.1
300,000.01 - 350,000.00	172	55,838,398	8.38	324,642	7.665	388.04	623	80.5
350,000.01 - 400,000.00	116	43,501,463	6.53	375,013	7.972	393.19	613	81.1
400,000.01 - 450,000.00	94	40,218,921	6.03	427,861	8.024	404.22	611	81.7
450,000.01 - 500,000.00	96	45,783,266	6.87	476,909	8.106	403.33	602	80.4
500,000.01 - 550,000.00	47	24,729,917	3.71	526,168	8.101	403.37	610	80.3
550,000.01 - 600,000.00	31	17,768,314	2.67	573,171	8.074	385.54	617	78.7
600,000.01 - 650,000.00	17	10,656,640	1.60	626,861	8.680	416.42	604	82.0
650,000.01 - 700,000.00	9	6,128,900	0.92	680,989	8.052	399.18	605	75.4
700,000.01 - 750,000.00	4	2,913,500	0.44	728,375	7.043	419.27	620	78.9
750,000.01 - 800,000.00	4	3,095,100	0.46	773,775	8.057	390.44	633	74.6
800,000.01 - 850,000.00	4	3,359,410	0.50	839,853	7.659	420.28	643	78.5
850,000.01 - 900,000.00	3	2,674,260	0.40	891,420	7.088	339.44	604	59.1
Greater than 900,000.00	7	7,770,312	1.17	1,110,045	7.390	359.16	672	73.2
Total	3,474	666,531,725	100.00

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Alabama	63	7,553,095	1.13	119,890	9.098	359.66	605	87.9
Alaska	7	1,098,800	0.16	156,971	9.029	382.97	558	75.2
Arizona	163	28,013,281	4.20	171,861	8.558	394.44	603	81.4
Arkansas	16	1,961,942	0.29	122,621	10.046	384.18	600	86.1
California	533	156,182,520	23.43	293,025	7.620	386.23	623	77.1
Colorado	47	10,183,191	1.53	216,664	8.696	390.79	602	81.2
Connecticut	43	9,229,573	1.38	214,641	8.726	393.47	595	80.9
Delaware	15	3,133,480	0.47	208,899	8.831	380.04	614	84.5
District of Columbia	12	3,600,901	0.54	300,075	7.779	409.41	625	73.3
Florida	453	81,160,888	12.18	179,163	8.651	379.89	607	80.9
Georgia	106	13,532,291	2.03	127,663	9.719	366.27	589	85.7
Hawaii	14	6,358,220	0.95	454,159	7.052	400.34	632	69.5
Idaho	26	4,126,643	0.62	158,717	8.770	378.27	603	86.1
Illinois	135	24,854,493	3.73	184,107	9.206	371.70	610	83.6
Indiana	27	3,075,950	0.46	113,924	9.503	356.49	603	85.2
Iowa	20	2,941,282	0.44	147,064	9.686	362.98	584	87.3
Kansas	9	1,249,180	0.19	138,798	10.404	387.09	577	88.4
Kentucky	22	2,099,182	0.31	95,417	9.565	341.11	564	81.0
Louisiana	55	7,352,440	1.10	133,681	9.380	367.82	576	86.7
Maine	9	1,754,049	0.26	194,894	8.159	366.94	577	75.9
Maryland	114	28,184,580	4.23	247,233	8.441	408.14	593	80.1
Massachusetts	54	13,309,937	2.00	246,480	8.887	395.06	596	82.0
Michigan	76	8,130,793	1.22	106,984	9.797	368.26	603	83.8
Minnesota	35	6,661,343	1.00	190,324	9.113	376.40	620	86.0
Mississippi	35	3,799,331	0.57	108,552	9.174	352.66	595	85.0
Missouri	70	8,202,289	1.23	117,176	9.359	366.79	581	83.9
Montana	14	2,643,623	0.40	188,830	8.284	389.18	611	76.3
Nebraska	7	747,777	0.11	106,825	9.098	351.61	582	81.7
Nevada	80	16,708,624	2.51	208,858	8.246	378.92	600	79.3
New Hampshire	19	3,178,980	0.48	167,315	7.771	373.00	590	76.6
New Jersey	88	21,752,993	3.26	247,193	8.979	386.64	591	77.5
New Mexico	17	2,373,321	0.36	139,607	8.805	416.20	570	78.9
New York	112	30,677,475	4.60	273,906	8.733	409.37	580	75.3
North Carolina	60	9,046,312	1.36	150,772	9.305	371.08	600	78.0
North Dakota	5	604,215	0.09	120,843	10.252	388.30	569	88.8
Ohio	42	4,880,947	0.73	116,213	9.062	352.61	601	86.3
Oklahoma	30	2,884,093	0.43	96,136	9.342	372.04	607	85.9
Oregon	34	6,488,495	0.97	190,838	8.136	400.65	592	77.7
Pennsylvania	112	16,478,872	2.47	147,133	8.988	371.70	576	79.4
Rhode Island	8	1,460,411	0.22	182,551	9.311	369.97	596	81.9
South Carolina	35	4,948,639	0.74	141,390	9.639	372.27	572	79.1
South Dakota	4	383,370	0.06	95,842	9.807	359.79	608	93.6
Tennessee	64	9,061,937	1.36	141,593	9.333	378.49	592	85.7
Texas	239	24,777,826	3.72	103,673	9.195	347.20	601	84.0
Utah	45	9,251,774	1.39	205,595	8.539	377.96	593	82.2
Vermont	3	602,300	0.09	200,767	9.360	360.00	559	85.0
Virginia	146	30,384,461	4.56	208,113	7.690	387.80	616	80.7
Washington	102	22,245,673	3.34	218,095	8.102	396.20	591	79.9
West Virginia	6	798,523	0.12	133,087	10.755	353.13	610	87.2
Wisconsin	35	5,233,815	0.79	149,538	9.651	374.94	596	85.3
Wyoming	8	1,167,595	0.18	145,949	9.183	366.13	599	85.4
Total	3,474	666,531,725	100.00

Loan-to-Value Ratios and Combined Loan-to-Value Ratios
for the Group 2 Mortgage Loans in the Statistical Calculation Pool

Range of Loan-to-Value Ratios and Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
50.00 or Less	178	28,137,407	4.22	158,075	8.142	385.32	568	40.4
50.01 - 55.00	63	13,750,131	2.06	218,256	7.649	397.89	574	52.8
55.01 - 60.00	92	17,229,219	2.58	187,274	7.953	385.21	568	57.5
60.01 - 65.00	149	30,728,158	4.61	206,229	8.245	403.59	577	63.4
65.01 - 70.00	190	41,972,258	6.30	220,907	8.290	392.21	578	68.6
70.01 - 75.00	226	48,324,344	7.25	213,825	8.394	399.45	574	73.8
75.01 - 80.00	773	177,155,837	26.58	229,180	7.607	382.15	630	79.5
80.01 - 85.00	356	74,555,265	11.19	209,425	8.695	395.57	585	84.3
85.01 - 90.00	593	126,779,495	19.02	213,793	8.893	395.33	602	89.6
90.01 - 95.00	308	62,750,722	9.41	203,736	9.295	382.57	616	94.8
95.01 - 100.00	546	45,148,889	6.77	82,690	10.573	287.29	645	100.0
Total	3,474	666,531,725	100.00

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
50.00 or Less	173	26,438,407	3.97	152,823	8.141	392.71	569	40.4
50.01 - 55.00	61	13,464,457	2.02	220,729	7.619	398.71	574	52.8
55.01 - 60.00	92	17,604,219	2.64	191,350	7.918	375.47	568	56.4
60.01 - 65.00	146	29,300,658	4.40	200,689	8.219	404.91	576	63.2
65.01 - 70.00	188	41,721,758	6.26	221,924	8.243	393.64	577	68.3
70.01 - 75.00	218	45,927,441	6.89	210,676	8.500	400.54	570	73.4
75.01 - 80.00	483	100,189,080	15.03	207,431	8.122	393.23	595	79.2
80.01 - 85.00	357	75,864,317	11.38	212,505	8.698	394.44	585	83.8
85.01 - 90.00	620	134,272,195	20.14	216,568	8.822	395.28	604	89.1
90.01 - 95.00	343	71,544,785	10.73	208,585	8.990	381.91	622	92.9
95.01 - 100.00	793	110,204,409	16.53	138,972	8.425	332.51	663	88.1
Total	3,474	666,531,725	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table for first lien Mortgage Loans reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” for first lien Mortgage Loans under “The Mortgage Pool—Loan-to-Value Ratio/Combined Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
4.501 - 5.000	6	1,906,152	0.29	317,692	4.890	370.41	691	80.0
5.001 - 5.500	35	10,712,018	1.61	306,058	5.357	366.42	693	80.8
5.501 - 6.000	89	27,378,099	4.11	307,619	5.872	380.13	663	78.0
6.001 - 6.500	147	43,528,471	6.53	296,112	6.353	375.61	648	75.3
6.501 - 7.000	246	69,971,717	10.50	284,438	6.829	384.73	625	75.1
7.001 - 7.500	246	59,152,828	8.87	240,459	7.328	396.48	613	75.6
7.501 - 8.000	308	73,604,096	11.04	238,974	7.813	388.04	600	76.3
8.001 - 8.500	278	56,067,725	8.41	201,682	8.322	391.55	595	78.3
8.501 - 9.000	388	76,167,890	11.43	196,309	8.789	394.37	589	79.9
9.001 - 9.500	331	66,380,005	9.96	200,544	9.303	399.25	591	84.0
9.501 - 10.000	455	72,169,402	10.83	158,614	9.796	390.50	576	83.8
10.001 - 10.500	224	33,207,174	4.98	148,246	10.289	372.31	587	87.2
10.501 - 11.000	215	30,623,412	4.59	142,434	10.766	377.64	574	84.8
11.001 - 11.500	176	18,101,802	2.72	102,851	11.313	330.14	600	87.5
11.501 - 12.000	171	16,464,564	2.47	96,284	11.794	316.98	584	87.2
12.001 - 12.500	83	6,328,413	0.95	76,246	12.263	289.12	614	95.0
12.501 - 13.000	33	2,194,499	0.33	66,500	12.829	297.59	634	99.1
13.001 - 13.500	17	1,260,057	0.19	74,121	13.307	354.41	619	97.6
13.501 - 14.000	19	1,007,623	0.15	53,033	13.858	273.05	583	91.0
Greater than 14.000	7	305,780	0.05	43,683	14.621	263.37	620	94.4
Total	3,474	666,531,725	100.00

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Single Family Residence	2,560	474,776,037	71.23	185,459	8.562	386.35	595	79.7
Planned Unit Development	501	106,757,965	16.02	213,090	8.522	374.31	611	82.7
Low-Rise Condominium	276	53,507,860	8.03	193,869	7.994	373.59	655	82.2
Two Family Home	87	19,019,038	2.85	218,610	8.487	380.99	616	77.4
High-Rise Condominium	17	5,324,863	0.80	313,227	7.859	356.04	656	72.1
Three Family Home	13	3,840,970	0.58	295,459	7.751	425.19	640	77.8
Manufactured Housing(1)	14	1,620,673	0.24	115,762	9.085	374.97	598	65.7
Four Family Home	6	1,684,320	0.25	280,720	7.159	382.92	695	74.4
Total	3,474	666,531,725	100.00
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Refinance - Cash Out	2,108	432,816,304	64.94	205,321	8.455	395.37	587	76.7
Purchase	1,190	198,470,265	29.78	166,782	8.755	357.36	639	87.7
Refinance - Rate/Term	176	35,245,156	5.29	200,257	7.519	379.05	620	80.1
Total	3,474	666,531,725	100.00

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Owner Occupied	3,274	631,350,849	94.72	192,838	8.519	383.98	601	80.3
Investment Property	152	26,863,993	4.03	176,737	8.048	377.53	661	78.7
Second Home	48	8,316,883	1.25	173,268	8.153	341.67	644	74.1
Total	3,474	666,531,725	100.00
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1 - 120	10	338,879	0.05	33,888	10.004	109.29	567	67.2
121 - 180	485	27,067,263	4.06	55,809	10.821	176.08	641	93.5
181 - 300	28	2,694,236	0.40	96,223	8.669	243.58	592	76.3
301 - 360	2,232	459,422,755	68.93	205,835	8.317	359.26	612	80.0
Greater than 360	719	177,008,593	26.56	246,187	8.596	479.60	578	78.8
Total	3,474	666,531,725	100.00

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Full Documentation	2,408	424,594,759	63.70	176,327	8.584	387.76	587	80.4
Stated Income	777	166,795,126	25.02	214,666	9.267	378.85	612	79.1
Reduced	158	42,094,708	6.32	266,422	6.260	367.38	694	80.1
Full/Alternative	92	22,273,441	3.34	242,103	6.225	368.12	661	84.6
Streamlined	3	777,071	0.12	259,024	6.183	359.56	626	81.4
No Income/No Asset	4	1,153,964	0.17	288,491	6.715	396.00	678	84.0
Stated Income/Stated Asset	32	8,842,656	1.33	276,333	6.447	359.05	677	80.8
Total	3,474	666,531,725	100.00

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
801 - 820	3	516,898	0.08	172,299	7.605	323.00	811	84.1
781 - 800	12	2,113,270	0.32	176,106	7.439	392.66	786	82.2
761 - 780	22	3,845,252	0.58	174,784	7.330	334.53	769	80.0
741 - 760	33	5,627,235	0.84	170,522	6.715	341.65	749	81.8
721 - 740	51	10,123,196	1.52	198,494	7.368	349.05	730	83.9
701 - 720	90	17,112,728	2.57	190,141	6.977	347.00	710	81.7
681 - 700	149	32,594,476	4.89	218,755	7.236	358.31	689	82.9
661 - 680	202	40,801,737	6.12	201,989	7.934	351.65	669	83.2
641 - 660	350	68,803,977	10.32	196,583	8.173	362.98	650	83.6
621 - 640	356	73,556,993	11.04	206,621	8.289	371.36	631	83.7
601 - 620	409	86,206,678	12.93	210,774	8.517	386.27	610	83.8
581 - 600	399	73,224,876	10.99	183,521	8.815	389.39	590	83.0
561 - 580	404	69,512,125	10.43	172,060	8.911	396.79	570	78.9
541 - 560	386	73,639,238	11.05	190,775	8.754	405.38	551	76.3
521 - 540	346	62,701,339	9.41	181,218	9.305	404.25	531	73.4
501 - 520	251	44,609,835	6.69	177,728	9.180	408.11	512	69.2
500 or Less	11	1,541,870	0.23	140,170	9.264	397.74	500	69.3
Total	3,474	666,531,725	100.00
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
A	2,725	523,376,119	78.52	192,065	8.394	378.67	615	82.7
A-	215	44,066,860	6.61	204,962	8.735	402.14	573	77.1
B	281	54,437,838	8.17	193,729	8.854	400.36	560	71.1
C	212	38,290,018	5.74	180,613	9.038	397.25	554	66.2
C-	17	2,840,309	0.43	167,077	8.138	371.71	573	60.8
D	24	3,520,582	0.53	146,691	9.317	408.90	546	58.7
Total	3,474	666,531,725	100.00

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0	1,141	207,057,724	31.06	181,470	8.692	374.28	612	80.9
6	4	748,720	0.11	187,180	7.004	357.62	680	80.0
12	189	53,666,657	8.05	283,951	8.584	400.51	603	77.9
24	1,136	216,842,844	32.53	190,883	8.847	386.80	594	82.5
30	1	163,392	0.02	163,392	5.875	359.00	709	80.0
36	247	47,714,042	7.16	193,174	7.989	376.59	629	79.3
60	756	140,338,346	21.06	185,633	7.810	386.53	598	76.7
Total	3,474	666,531,725	100.00

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0 - 6	6	24	$6,480,163	1.49	$270,007	8.859	358.19	595	85.8
7 - 12	12	13	$3,169,057	0.73	$243,774	8.545	346.56	644	80.3
13 - 18	15	26	$5,837,256	1.34	$224,510	8.566	378.19	617	83.2
19 - 24	24	1,426	$322,111,804	73.86	$225,885	8.942	400.77	591	80.9
25 - 31	26	3	$276,199	0.06	$92,066	10.638	350.09	599	96.4
32 - 37	36	51	$11,391,429	2.61	$223,361	8.649	395.35	605	79.4
38 or Greater	60	328	$86,858,341	19.92	$264,812	6.390	371.52	671	80.4
Total		1,871	436,124,249	100.00

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.001 - 2.000	1	81,600	0.02	81,600	11.875	360.00	572	85.0
2.001 - 3.000	269	70,573,922	16.18	262,357	6.220	366.96	682	81.2
3.001 - 4.000	20	4,816,774	1.10	240,839	7.223	367.58	672	89.0
4.001 - 5.000	38	7,065,061	1.62	185,923	8.453	396.31	588	77.8
5.001 - 6.000	174	37,332,006	8.56	214,552	8.494	394.87	593	76.1
6.001 - 7.000	1,272	290,448,734	66.60	228,340	8.852	400.29	591	80.7
7.001 - 8.000	77	21,917,480	5.03	284,643	9.457	391.61	612	88.3
8.001 - 9.000	10	2,676,830	0.61	267,683	10.455	402.21	620	91.8
9.001 - 10.000	6	698,215	0.16	116,369	11.053	352.31	586	92.8
10.001 - 11.000	3	272,307	0.06	90,769	11.496	346.44	583	94.3
11.001 - 12.000	1	241,320	0.06	241,320	11.350	359.00	570	85.0
Total	1,871	436,124,249	100.00
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 5.850%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
9.001 - 10.000	4	1,445,452	0.33	361,363	4.885	359.31	688	80.0
10.001 - 10.500	6	1,309,581	0.30	218,264	5.379	359.18	669	82.6
10.501 - 11.000	28	7,383,049	1.69	263,680	5.829	400.87	663	83.3
11.001 - 11.500	63	17,231,116	3.95	273,510	5.878	367.73	687	81.7
11.501 - 12.000	69	18,702,291	4.29	271,048	6.122	363.90	675	80.8
12.001 - 12.500	64	15,987,363	3.67	249,803	6.499	363.69	679	80.4
12.501 - 13.000	57	16,988,843	3.90	298,050	6.668	375.08	666	76.9
13.001 - 13.500	51	15,270,903	3.50	299,429	6.735	391.04	639	77.5
13.501 - 14.000	84	26,821,481	6.15	319,303	7.031	391.90	624	76.8
14.001 - 14.500	108	28,068,960	6.44	259,898	7.470	400.80	608	75.0
14.501 - 15.000	173	44,368,895	10.17	256,468	7.959	394.78	598	77.6
15.001 - 15.500	149	34,577,519	7.93	232,064	8.416	401.74	597	79.8
15.501 - 16.000	217	49,031,106	11.24	225,950	8.865	400.28	586	80.3
16.001 - 16.500	224	49,856,175	11.43	222,572	9.336	402.24	594	84.2
16.501 - 17.000	249	47,672,291	10.93	191,455	9.790	400.80	572	83.4
17.001 - 17.500	125	22,340,015	5.12	178,720	10.302	388.91	585	87.3
17.501 - 18.000	106	21,702,837	4.98	204,744	10.769	403.07	568	83.5
18.001 - 18.500	41	7,184,889	1.65	175,241	11.273	403.00	590	84.2
18.501 - 19.000	30	5,718,456	1.31	190,615	11.795	379.64	558	84.0
19.001 - 19.500	14	2,400,198	0.55	171,443	12.264	406.03	587	89.2
Greater than 19.500	9	2,062,830	0.47	229,203	13.319	439.00	623	96.5
Total	1,871	436,124,249	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.110%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.000	28	7,012,843	1.61	250,459	8.933	364.14	593	83.9
1.500	1,337	301,351,390	69.10	225,394	8.976	401.91	591	81.3
2.000	12	2,042,092	0.47	170,174	6.568	380.92	636	77.1
3.000	218	53,195,870	12.20	244,018	8.213	386.29	605	77.2
5.000	113	27,733,662	6.36	245,431	6.410	378.35	663	83.8
6.000	163	44,788,393	10.27	274,775	6.159	359.42	693	80.2
Total	1,871	436,124,249	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 2.362%.

Subsequent Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.000	209	50,036,340	11.47	239,408	8.302	379.44	610	78.8
1.500	1,399	317,718,660	72.85	227,104	8.899	401.09	593	81.0
2.000	260	67,860,899	15.56	261,003	6.249	367.92	680	81.7
6.000	3	508,350	0.12	169,450	8.694	394.24	663	86.9
Total	1,871	436,124,249	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.526%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
2.001 - 3.000	266	70,071,681	16.07	263,427	6.216	367.02	681	81.2
3.001 - 4.000	18	4,294,674	0.98	238,593	7.119	368.50	677	88.6
4.001 - 5.000	2	273,244	0.06	136,622	8.152	348.15	747	80.0
5.001 - 6.000	10	5,275,029	1.21	527,503	5.774	404.64	616	71.9
6.001 - 7.000	100	34,099,674	7.82	340,997	6.680	394.96	627	75.5
7.001 - 8.000	266	68,461,404	15.70	257,374	7.632	397.48	603	76.1
8.001 - 9.000	378	87,267,935	20.01	230,868	8.595	399.86	593	80.0
9.001 - 10.000	496	103,361,046	23.70	208,389	9.543	401.66	583	83.6
Greater than 10.000	335	63,019,563	14.45	188,118	10.884	396.19	578	85.6
Total	1,871	436,124,249	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 7.763%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
July 2007	2	139,206	0.03	69,603	9.969	339.00	626	94.0
August 2007	1	247,202	0.06	247,202	7.350	340.00	598	95.0
September 2007	3	853,655	0.20	284,552	11.314	355.51	561	91.0
October 2007	18	5,240,100	1.20	291,117	8.501	360.00	600	84.3
December 2007	1	197,686	0.05	197,686	7.875	344.00	772	80.0
February 2008	2	223,296	0.05	111,648	8.432	346.00	578	80.0
April 2008	10	2,748,075	0.63	274,808	8.602	346.79	640	80.3
May 2008	10	2,546,374	0.58	254,637	8.281	385.92	613	82.7
June 2008	3	310,910	0.07	103,637	7.683	414.12	575	74.5
July 2008	4	1,279,624	0.29	319,906	8.243	392.20	666	83.7
August 2008	6	1,054,328	0.24	175,721	8.818	349.35	625	85.9
September 2008	1	213,543	0.05	213,543	12.500	353.00	533	90.0
October 2008	3	555,204	0.13	185,068	9.171	347.00	590	80.7
November 2008	2	172,125	0.04	86,063	9.565	355.00	578	73.0
December 2008	3	666,721	0.15	222,240	10.136	384.63	573	74.4
January 2009	9	2,779,634	0.64	308,848	8.064	367.17	657	80.8
February 2009	37	8,786,759	2.01	237,480	8.306	370.87	627	81.4
March 2009	103	25,749,761	5.90	249,998	8.813	380.32	605	81.3
April 2009	1,266	283,073,298	64.91	223,597	8.980	404.04	588	80.9
May 2009	7	986,705	0.23	140,958	8.966	368.57	584	80.2
November 2009	1	50,274	0.01	50,274	11.875	355.00	528	95.0
December 2009	2	360,520	0.08	180,260	7.496	356.00	648	82.6
February 2010	2	353,112	0.08	176,556	8.453	358.00	573	75.6
March 2010	2	501,996	0.12	250,998	6.916	359.00	682	86.2
April 2010	45	10,175,801	2.33	226,129	8.782	399.83	601	79.1
June 2011	1	217,764	0.05	217,764	7.200	350.00	611	61.1
July 2011	1	140,000	0.03	140,000	6.250	351.00	650	80.0
October 2011	5	739,001	0.17	147,800	7.177	369.53	685	80.0
November 2011	5	1,041,279	0.24	208,256	6.443	355.00	687	84.8
December 2011	5	1,552,168	0.36	310,434	6.336	356.00	664	84.0
January 2012	14	3,376,358	0.77	241,168	6.630	383.08	653	81.0
February 2012	23	6,775,680	1.55	294,595	6.326	377.80	668	81.3
March 2012	69	18,519,529	4.25	268,399	6.222	360.40	686	80.3
April 2012	192	51,401,694	11.79	267,717	6.427	373.83	668	80.0
May 2012	8	2,024,200	0.46	253,025	6.301	376.36	666	84.1
February 2014	1	348,000	0.08	348,000	6.250	358.00	649	80.0
March 2014	1	160,000	0.04	160,000	6.500	479.00	682	79.2
April 2014	1	213,592	0.05	213,592	7.875	480.00	693	80.0
January 2017	1	127,825	0.03	127,825	6.375	477.00	693	80.0
March 2017	1	221,250	0.05	221,250	6.500	359.00	660	75.0
Total	1,871	436,124,249	100.00
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is October 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0	3,002	523,301,134	78.51	174,317	8.890	389.15	588	79.5
36	2	296,150	0.04	148,075	6.480	352.68	662	83.1
60	201	68,301,416	10.25	339,808	7.896	359.42	642	84.4
84	1	175,950	0.03	175,950	6.125	346.00	737	85.0
120	268	74,457,075	11.17	277,825	6.280	363.28	680	80.8
Total	3,474	666,531,725	100.00

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
30-Year 6-month LIBOR	33	9,373,743	0.97	284,053	8.595	359.93	589	82.3
15-Year 1-year CMT	1	13,227	0.00	13,227	12.750	96.00	539	45.0
2/28 6-month LIBOR	1,373	237,130,367	24.53	172,710	9.181	359.34	591	81.1
2/38 6-month LIBOR	691	170,776,978	17.67	247,145	8.668	479.84	575	78.4
2/28 6-month LIBOR - 120-month Interest Only	1	279,300	0.03	279,300	8.000	359.00	766	82.1
2/28 6-month LIBOR - 60-month Interest Only	316	91,086,450	9.42	288,248	8.050	359.30	632	84.5
2/28 6-month LIBOR - 40/30-Year Balloon	81	19,473,012	2.01	240,408	8.584	359.28	583	76.3
3/27 6-month LIBOR	55	8,226,618	0.85	149,575	9.108	354.94	586	81.9
3/37 6-month LIBOR	23	5,365,464	0.56	233,281	8.312	479.88	589	73.8
3/27 6-month LIBOR - 120-month Interest Only	1	277,000	0.03	277,000	6.125	359.00	702	79.1
3/27 6-month LIBOR - 60-month Interest Only	20	5,334,360	0.55	266,718	7.801	358.20	635	83.0
3/27 12-month LIBOR - 36-month Interest Only	2	296,150	0.03	148,075	6.480	352.68	662	83.1
3/27 12-month LIBOR - 84-month Interest Only	1	175,950	0.02	175,950	6.125	346.00	737	85.0
3/27 6-month LIBOR - 40/30 Year Balloon	2	300,981	0.03	150,491	9.366	359.63	603	67.4
5/25 12-month LIBOR	2	529,071	0.05	264,536	6.035	359.36	573	82.1
5/25 6-month LIBOR	35	5,555,136	0.57	158,718	7.955	359.19	620	71.6
5/35 12-month LIBOR	9	2,159,139	0.22	239,904	6.151	478.55	643	83.5
5/35 6-month LIBOR	22	6,380,750	0.66	290,034	7.361	480.00	588	74.7
5/25 6-month LIBOR - 120-month Interest Only	203	58,105,126	6.01	286,232	6.272	359.36	685	79.3
5/25 12-month LIBOR - 120-month Interest Only	56	13,763,510	1.42	245,777	6.370	359.32	651	86.7
5/25 12-month LIBOR - 60-month Interest Only	10	2,360,968	0.24	236,097	6.298	357.50	660	81.9
5/35 12-month LIBOR - 120-month Interest Only	8	2,074,047	0.21	259,256	6.132	479.09	700	79.4
5/35 12-month LIBOR - 60-month Interest Only	1	216,000	0.02	216,000	6.000	479.00	683	80.0
7/23 6-month LIBOR - 120-month Interest Only	1	348,000	0.04	348,000	6.250	358.00	649	80.0
7/33 12-month LIBOR - 120-month Interest Only	2	373,592	0.04	186,796	7.286	479.57	688	79.7
10/30 12-month LIBOR	1	127,825	0.01	127,825	6.375	477.00	693	80.0
10/20 12-month LIBOR - 120-month Interest Only	1	221,250	0.02	221,250	6.500	359.00	660	75.0
10-Year Fixed	6	463,076	0.05	77,179	10.106	119.84	584	67.2
10-Year Fixed - Second Lien	3	29,880	0.00	9,960	11.618	91.37	667	69.6
15-Year Fixed	53	6,077,569	0.63	114,671	8.339	176.30	592	64.5
15-Year Fixed - Second Lien	13	373,232	0.04	28,710	11.814	169.73	619	86.9
15-Year Fixed - Credit Comeback	12	1,121,490	0.12	93,458	9.003	158.06	574	66.2
20-Year Fixed	25	3,683,241	0.38	147,330	7.792	239.91	609	69.4
20-Year Fixed - Second Lien	25	933,340	0.10	37,334	11.475	227.44	591	81.7
25-Year Fixed	4	745,400	0.08	186,350	8.091	300.00	588	70.2
30-Year Fixed	1,104	183,579,566	18.99	166,286	8.323	359.01	593	75.1
30-Year Fixed - Second Lien	1	41,947	0.00	41,947	12.625	355.00	644	99.9

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
30-Year Fixed - Credit Comeback	72	10,687,333	1.11	148,435	9.302	358.87	581	77.4
40-Year Fixed	303	68,005,874	7.04	224,442	8.080	479.34	582	76.3
40-Year Fixed - Credit Comeback	24	3,628,866	0.38	151,203	8.839	478.66	566	79.1
30-Year Fixed - 60-month Interest Only	52	14,944,730	1.55	287,399	7.497	359.01	628	80.5
30/15-Year Fixed Balloon - Second Lien	574	27,820,149	2.88	48,467	11.447	175.45	650	98.4
40/30-Year Fixed Balloon	20	4,072,084	0.42	203,604	8.275	359.65	592	71.7
Total	5,242	966,531,790	100.00

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
ARM 180	1	13,227	0.00	13,227	12.750	96.00	539	45.0
ARM 360	2,193	452,836,992	46.85	206,492	8.397	359.23	615	81.4
ARM 480	757	187,473,795	19.40	247,654	8.549	479.82	578	78.3
Fixed 120	9	492,956	0.05	54,773	10.198	118.11	589	67.3
Fixed 180	652	35,392,440	3.66	54,283	10.840	174.98	638	91.4
Fixed 240	50	4,616,581	0.48	92,332	8.537	237.39	605	71.9
Fixed 300	4	745,400	0.08	186,350	8.091	300.00	588	70.2
Fixed 360	1,249	213,325,659	22.07	170,797	8.314	359.02	595	75.5
Fixed 480	327	71,634,740	7.41	219,066	8.119	479.30	581	76.4
Total	5,242	966,531,790	100.00

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0.01 - 25,000.00	131	2,386,278	0.25	18,216	11.791	172.38	599	88.8
25,000.01 - 50,000.00	237	8,892,053	0.92	37,519	11.339	200.77	620	91.9
50,000.01 - 75,000.00	566	35,783,703	3.70	63,222	10.667	282.35	618	85.8
75,000.01 - 100,000.00	573	50,033,246	5.18	87,318	9.560	353.31	592	79.3
100,000.01 - 150,000.00	1,090	136,295,815	14.10	125,042	8.965	378.49	589	78.7
150,000.01 - 200,000.00	815	141,862,976	14.68	174,065	8.527	385.69	592	78.6
200,000.01 - 250,000.00	595	133,572,604	13.82	224,492	8.418	393.64	596	79.3
250,000.01 - 300,000.00	407	112,008,598	11.59	275,205	8.131	395.22	605	79.3
300,000.01 - 350,000.00	284	92,150,782	9.53	324,475	7.735	395.52	611	78.8
350,000.01 - 400,000.00	185	69,581,233	7.20	376,115	7.881	398.20	607	79.0
400,000.01 - 450,000.00	126	53,389,085	5.52	423,723	7.985	407.17	607	81.5
450,000.01 - 500,000.00	103	49,135,066	5.08	477,039	8.094	402.70	600	79.6
500,000.01 - 550,000.00	49	25,773,917	2.67	525,998	8.093	404.13	613	80.3
550,000.01 - 600,000.00	31	17,768,314	1.84	573,171	8.074	385.54	617	78.7
600,000.01 - 650,000.00	19	11,956,640	1.24	629,297	8.748	423.34	612	81.6
650,000.01 - 700,000.00	9	6,128,900	0.63	680,989	8.052	399.18	605	75.4
700,000.01 - 750,000.00	4	2,913,500	0.30	728,375	7.043	419.27	620	78.9
750,000.01 - 800,000.00	4	3,095,100	0.32	773,775	8.057	390.44	633	74.6
800,000.01 - 850,000.00	4	3,359,410	0.35	839,853	7.659	420.28	643	78.5
850,000.01 - 900,000.00	3	2,674,260	0.28	891,420	7.088	339.44	604	59.1
Greater than 900,000.00	7	7,770,312	0.80	1,110,045	7.390	359.16	672	73.2
Total	5,242	966,531,790	100.00

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Alabama	87	10,004,691	1.04	114,996	9.195	358.14	598	86.9
Alaska	18	2,935,390	0.30	163,077	8.522	385.47	581	79.0
Arizona	225	37,543,058	3.88	166,858	8.555	389.81	602	80.9
Arkansas	25	3,024,768	0.31	120,991	9.620	372.39	598	85.1
California	806	226,536,441	23.44	281,063	7.654	393.79	614	75.5
Colorado	76	15,183,935	1.57	199,789	8.687	387.72	607	82.7
Connecticut	67	13,978,894	1.45	208,640	8.666	389.59	594	78.6
Delaware	18	3,499,227	0.36	194,401	8.782	383.20	613	85.2
District of Columbia	18	5,219,565	0.54	289,976	7.940	407.48	616	67.3
Florida	612	107,286,597	11.10	175,305	8.612	382.51	606	79.5
Georgia	209	28,849,029	2.98	138,034	9.320	368.49	595	85.2
Hawaii	23	9,158,395	0.95	398,191	7.188	409.93	625	71.9
Idaho	36	5,674,147	0.59	157,615	8.613	369.55	602	84.9
Illinois	188	32,314,413	3.34	171,885	9.194	370.13	608	83.8
Indiana	55	5,330,583	0.55	96,920	9.892	351.33	600	86.2
Iowa	27	3,755,734	0.39	139,101	9.738	358.98	590	88.2
Kansas	19	2,291,561	0.24	120,608	9.957	386.67	578	88.9
Kentucky	35	3,526,590	0.36	100,760	9.720	348.24	572	84.3
Louisiana	74	9,867,010	1.02	133,338	9.321	363.95	584	86.4
Maine	16	2,744,549	0.28	171,534	8.048	376.13	588	73.2
Maryland	174	39,623,830	4.10	227,723	8.356	400.66	591	79.2
Massachusetts	92	20,812,300	2.15	226,221	8.762	387.26	600	79.1
Michigan	123	12,952,638	1.34	105,306	9.716	370.06	600	83.7
Minnesota	58	10,063,552	1.04	173,510	9.113	373.52	612	86.3
Mississippi	59	6,547,673	0.68	110,978	9.101	355.61	596	85.9
Missouri	114	12,755,784	1.32	111,893	9.296	367.74	585	84.4
Montana	19	3,263,263	0.34	171,751	8.569	389.20	615	77.6
Nebraska	10	999,677	0.10	99,968	9.154	353.72	607	82.4
Nevada	103	21,058,759	2.18	204,454	8.213	381.93	600	80.1
New Hampshire	27	4,751,915	0.49	175,997	7.890	377.31	584	79.8
New Jersey	160	38,091,888	3.94	238,074	8.682	387.50	595	77.3
New Mexico	33	4,709,725	0.49	142,719	8.554	405.04	580	77.8
New York	181	47,480,318	4.91	262,322	8.462	404.24	583	74.2
North Carolina	103	15,011,133	1.55	145,739	9.398	371.73	595	80.1
North Dakota	7	871,621	0.09	124,517	10.176	378.66	568	89.3
Ohio	77	7,781,915	0.81	101,064	9.557	355.41	595	87.4
Oklahoma	41	3,836,545	0.40	93,574	9.298	370.38	605	86.6
Oregon	66	12,405,537	1.28	187,963	8.193	397.81	592	79.4
Pennsylvania	155	21,095,817	2.18	136,102	9.025	369.56	582	79.9
Rhode Island	12	2,004,001	0.21	167,000	9.038	366.82	595	75.5
South Carolina	59	7,755,148	0.80	131,443	9.717	375.94	576	81.2
South Dakota	6	587,505	0.06	97,917	9.780	359.87	616	88.3
Tennessee	93	12,062,891	1.25	129,709	9.252	373.26	593	85.6
Texas	352	37,527,330	3.88	106,612	9.091	348.18	595	81.6
Utah	63	12,574,579	1.30	199,596	8.441	375.32	594	81.4
Vermont	12	1,967,814	0.20	163,985	8.373	365.52	579	81.4
Virginia	192	38,323,391	3.97	199,601	7.829	384.85	615	80.8
Washington	148	31,375,980	3.25	212,000	8.161	393.76	593	80.0
West Virginia	11	1,118,182	0.12	101,653	10.680	354.36	604	89.0
Wisconsin	49	7,050,887	0.73	143,896	9.514	377.17	595	85.3
Wyoming	9	1,345,615	0.14	149,513	8.844	381.19	596	86.0
Total	5,242	966,531,790	100.00

Loan-to-Value Ratios and Combined Loan-to-Value Ratios
for the Mortgage Loans in the Statistical Calculation Pool

Range of Loan-to-Value Ratios and Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
50.00 or Less	285	44,723,616	4.63	156,925	8.050	384.72	573	40.1
50.01 - 55.00	120	25,402,534	2.63	211,688	7.595	394.34	574	52.9
55.01 - 60.00	147	28,336,040	2.93	192,762	7.898	393.54	568	57.6
60.01 - 65.00	247	48,911,501	5.06	198,022	8.096	402.05	579	63.3
65.01 - 70.00	311	64,201,389	6.64	206,435	8.170	390.77	579	68.5
70.01 - 75.00	372	76,881,667	7.95	206,671	8.188	397.34	580	73.7
75.01 - 80.00	1,069	229,646,975	23.76	214,824	7.770	383.09	623	79.5
80.01 - 85.00	572	114,349,135	11.83	199,911	8.615	395.12	589	84.3
85.01 - 90.00	941	188,389,316	19.49	200,201	8.902	392.98	603	89.6
90.01 - 95.00	488	89,494,975	9.26	183,391	9.252	379.44	613	94.7
95.01 - 100.00	690	56,194,641	5.81	81,442	10.557	290.02	643	99.9
Total	5,242	966,531,790	100.00

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
50.00 or Less	278	42,698,116	4.42	153,590	8.051	389.46	573	40.1
50.01 - 55.00	118	25,116,859	2.60	212,855	7.578	394.73	574	52.9
55.01 - 60.00	144	28,136,040	2.91	195,389	7.868	386.42	569	56.9
60.01 - 65.00	242	47,203,701	4.88	195,057	8.067	402.31	578	63.2
65.01 - 70.00	310	64,137,966	6.64	206,897	8.144	392.45	579	68.3
70.01 - 75.00	361	73,644,763	7.62	204,002	8.269	397.39	578	73.4
75.01 - 80.00	721	144,330,036	14.93	200,180	8.149	392.73	594	79.1
80.01 - 85.00	570	114,993,256	11.90	201,743	8.615	394.58	590	83.9
85.01 - 90.00	971	196,005,204	20.28	201,859	8.861	393.01	604	89.2
90.01 - 95.00	527	98,862,697	10.23	187,595	9.032	379.32	618	93.3
95.01 - 100.00	1,000	131,403,151	13.60	131,403	8.603	332.48	658	88.4
Total	5,242	966,531,790	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table for first lien Mortgage Loans reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” for first lien Mortgage Loans under “The Mortgage Pool—Loan-to-Value Ratio/Combined Loan-to-Value Ratio/Combined Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
4.501 - 5.000	8	2,238,152	0.23	279,769	4.881	374.87	676	77.5
5.001 - 5.500	37	11,424,018	1.18	308,757	5.353	373.50	686	79.8
5.501 - 6.000	107	32,646,210	3.38	305,105	5.874	389.88	653	76.8
6.001 - 6.500	200	57,762,726	5.98	288,814	6.355	384.01	638	74.1
6.501 - 7.000	385	102,186,599	10.57	265,420	6.826	386.97	619	73.9
7.001 - 7.500	424	97,211,832	10.06	229,273	7.327	391.98	606	73.6
7.501 - 8.000	526	117,268,459	12.13	222,944	7.806	389.98	598	76.0
8.001 - 8.500	456	90,367,279	9.35	198,174	8.324	391.79	595	78.4
8.501 - 9.000	585	113,118,463	11.70	193,365	8.789	393.67	590	80.2
9.001 - 9.500	487	94,374,398	9.76	193,787	9.296	397.84	593	83.0
9.501 - 10.000	637	98,590,431	10.20	154,773	9.797	388.73	577	83.9
10.001 - 10.500	349	48,856,498	5.05	139,990	10.289	373.46	588	87.3
10.501 - 11.000	328	42,008,231	4.35	128,074	10.770	367.45	582	85.4
11.001 - 11.500	231	21,713,775	2.25	93,999	11.312	325.13	600	87.4
11.501 - 12.000	228	20,456,715	2.12	89,722	11.794	312.63	589	87.1
12.001 - 12.500	124	9,031,168	0.93	72,832	12.253	291.97	610	93.3
12.501 - 13.000	61	3,615,126	0.37	59,264	12.782	288.06	626	94.9
13.001 - 13.500	32	1,885,551	0.20	58,923	13.298	321.86	608	88.7
13.501 - 14.000	24	1,266,831	0.13	52,785	13.839	280.78	590	91.0
Greater than 14.000	13	509,327	0.05	39,179	14.655	275.60	620	89.0
Total	5,242	966,531,790	100.00

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Single Family Residence	3,915	698,805,520	72.30	178,494	8.523	386.09	595	79.1
Planned Unit Development	728	147,960,413	15.31	203,242	8.496	374.70	608	82.3
Low-Rise Condominium	396	72,268,073	7.48	182,495	8.159	378.68	641	81.3
Two Family Home	138	29,728,290	3.08	215,422	8.320	385.21	606	73.6
Three Family Home	21	6,539,420	0.68	311,401	8.140	421.99	624	76.0
Four Family Home	10	3,743,320	0.39	374,332	8.262	427.09	669	75.0
High-Rise Condominium	20	5,866,080	0.61	293,304	7.749	356.39	654	72.6
Manufactured Housing(1)	14	1,620,673	0.17	115,762	9.085	374.97	598	65.7
Total	5,242	966,531,790	100.00
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Refinance - Cash Out	3,221	646,043,903	66.84	200,572	8.367	394.27	589	76.2
Purchase	1,563	243,486,210	25.19	155,781	8.927	360.03	634	87.9
Refinance - Rate/Term	458	77,001,677	7.97	168,126	7.990	373.30	606	80.2
Total	5,242	966,531,790	100.00

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Owner Occupied	4,875	906,433,519	93.78	185,935	8.468	384.55	598	79.5
Investment Property	286	46,526,183	4.81	162,679	8.625	382.17	652	78.6
Second Home	81	13,572,088	1.40	167,557	8.697	351.62	639	76.3
Total	5,242	966,531,790	100.00
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1 - 120	23	993,277	0.10	43,186	10.181	106.35	583	67.1
121 - 180	639	34,905,345	3.61	54,625	10.850	176.10	638	91.8
181 - 300	63	5,851,832	0.61	92,886	8.823	248.23	600	72.0
301 - 360	3,433	665,672,801	68.87	193,904	8.367	359.23	608	79.6
Greater than 360	1,084	259,108,535	26.81	239,030	8.430	479.68	579	77.7
Total	5,242	966,531,790	100.00

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Full Documentation	3,632	619,097,557	64.05	170,456	8.507	387.03	588	80.2
Stated Income	1,321	272,292,393	28.17	206,126	9.020	381.71	609	77.2
Reduced	158	42,094,708	4.36	266,422	6.260	367.38	694	80.1
Full/Alternative	92	22,273,441	2.30	242,103	6.225	368.12	661	84.6
No Income/No Asset	4	1,153,964	0.12	288,491	6.715	396.00	678	84.0
Stated Income/Stated Asset....	32	8,842,656	0.91	276,333	6.447	359.05	677	80.8
Streamlined	3	777,071	0.08	259,024	6.183	359.56	626	81.4
Total	5,242	966,531,790	100.00

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
801 - 820	3	516,898	0.05	172,299	7.605	323.00	811	84.1
781 - 800	14	2,546,770	0.26	181,912	7.493	400.53	786	81.3
761 - 780	23	3,891,670	0.40	169,203	7.386	332.62	769	80.1
741 - 760	37	5,967,564	0.62	161,286	6.810	339.50	749	81.2
721 - 740	65	12,618,464	1.31	194,130	7.795	351.78	730	83.5
701 - 720	109	20,143,765	2.08	184,805	7.197	348.82	709	82.3
681 - 700	189	38,199,589	3.95	202,114	7.364	358.65	689	82.5
661 - 680	285	55,032,451	5.69	193,096	8.065	357.93	670	82.8
641 - 660	506	92,198,484	9.54	182,210	8.214	362.37	650	83.0
621 - 640	561	108,459,299	11.22	193,332	8.241	372.20	630	82.6
601 - 620	693	135,474,216	14.02	195,489	8.477	383.96	610	83.0
581 - 600	690	126,590,503	13.10	183,464	8.653	386.33	590	81.3
561 - 580	640	109,594,959	11.34	171,242	8.741	396.91	571	78.8
541 - 560	586	109,172,447	11.30	186,301	8.701	406.36	551	75.3
521 - 540	488	86,308,148	8.93	176,861	9.134	404.55	531	72.3
501 - 520	339	57,901,186	5.99	170,800	9.074	406.27	512	68.5
500 or Less	14	1,915,377	0.20	136,813	8.990	390.21	500	68.0
Total	5,242	966,531,790	100.00
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
A	4,092	751,213,933	77.72	183,581	8.424	379.73	612	82.0
A-	347	68,753,362	7.11	198,136	8.532	398.03	575	75.7
B	436	81,278,949	8.41	186,420	8.636	399.25	564	70.6
C	294	53,869,224	5.57	183,229	8.851	398.47	556	65.4
C-	30	4,942,399	0.51	164,747	8.422	381.18	571	62.3
D	43	6,473,924	0.67	150,556	9.130	416.84	545	59.3
Total	5,242	966,531,790	100.00

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0	1,798	306,983,589	31.76	170,736	8.723	374.76	608	80.1
6	4	748,720	0.08	187,180	7.004	357.62	680	80.0
12	279	74,127,124	7.67	265,689	8.483	397.81	600	76.9
24	1,892	355,472,892	36.78	187,882	8.654	390.69	594	81.3
30	2	367,642	0.04	183,821	7.606	351.78	673	88.3
36	511	88,493,477	9.16	173,177	7.997	373.65	617	76.3
60	756	140,338,346	14.52	185,633	7.810	386.53	598	76.7
Total	5,242	966,531,790	100.00

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0 - 6	6	45	10,537,927	1.65	234,176	8.746	355.71	588	83.0
7 - 12	11	27	5,258,834	0.82	194,772	8.458	346.87	624	79.7
13 - 18	15	44	8,465,229	1.32	192,392	8.439	369.49	609	82.1
19 - 24	24	2,400	506,311,745	79.07	210,963	8.795	399.92	592	80.6
25 - 31	26	4	356,694	0.06	89,173	10.269	349.85	586	91.5
32 - 37	36	80	17,179,170	2.68	214,740	8.430	397.23	604	78.7
38 or Greater	60	351	92,214,414	14.40	262,719	6.461	374.05	667	79.8
Total		2,951	640,324,014	100.00

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.001 - 2.000	1	81,600	0.01	81,600	11.875	360.00	572	85.0
2.001 - 3.000	270	70,825,622	11.06	262,317	6.225	367.36	681	81.2
3.001 - 4.000	23	5,004,213	0.78	217,574	7.326	367.27	669	88.9
4.001 - 5.000	63	11,961,659	1.87	189,868	8.093	395.44	600	77.1
5.001 - 6.000	270	57,075,586	8.91	211,391	8.215	395.98	592	74.8
6.001 - 7.000	1,930	416,612,848	65.06	215,862	8.725	399.73	594	80.7
7.001 - 8.000	349	71,202,030	11.12	204,017	9.151	392.84	592	82.5
8.001 - 9.000	31	6,013,982	0.94	193,999	9.508	393.40	604	86.5
9.001 - 10.000	7	785,070	0.12	112,153	10.881	350.83	584	93.6
10.001 - 11.000	5	442,064	0.07	88,413	11.677	349.17	584	94.6
11.001 - 12.000	2	319,342	0.05	159,671	11.531	356.31	563	86.2
Total	2,951	640,324,014	100.00
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.128%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
9.001 - 10.000	4	1,445,452	0.23	361,363	4.885	359.31	688	80.0
10.001 - 10.500	6	1,309,581	0.20	218,264	5.379	359.18	669	82.6
10.501 - 11.000	28	7,383,049	1.15	263,680	5.829	400.87	663	83.3
11.001 - 11.500	63	17,231,116	2.69	273,510	5.878	367.73	687	81.7
11.501 - 12.000	72	19,354,291	3.02	268,810	6.095	364.10	673	80.5
12.001 - 12.500	67	17,015,217	2.66	253,958	6.445	370.69	676	79.8
12.501 - 13.000	85	24,312,411	3.80	286,028	6.525	389.43	648	74.2
13.001 - 13.500	96	27,248,931	4.26	283,843	6.631	401.52	617	75.1
13.501 - 14.000	164	47,051,312	7.35	286,898	6.987	396.55	614	76.1
14.001 - 14.500	191	47,266,624	7.38	247,469	7.448	397.73	604	76.3
14.501 - 15.000	282	67,114,578	10.48	237,995	7.961	395.17	600	78.1
15.001 - 15.500	273	60,010,908	9.37	219,820	8.429	399.68	594	79.4
15.501 - 16.000	382	80,832,533	12.62	211,603	8.890	399.28	588	80.7
16.001 - 16.500	344	72,602,013	11.34	211,052	9.343	401.98	595	83.4
16.501 - 17.000	374	66,262,745	10.35	177,173	9.805	398.13	574	83.9
17.001 - 17.500	208	33,160,970	5.18	159,428	10.298	385.12	587	87.6
17.501 - 18.000	159	28,048,771	4.38	176,407	10.773	396.71	576	83.9
18.001 - 18.500	64	9,005,729	1.41	140,715	11.281	396.08	590	84.5
18.501 - 19.000	48	7,637,940	1.19	159,124	11.795	374.69	573	84.3
19.001 - 19.500	21	2,987,408	0.47	142,258	12.250	396.59	587	89.4
Greater than 19.500	20	3,042,434	0.48	152,122	13.288	414.96	617	91.1
Total	2,951	640,324,014	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.194%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.000	42	10,420,193	1.63	248,100	8.699	362.79	589	81.4
1.500	2,183	460,639,519	71.94	211,012	8.813	401.65	593	81.1
2.000	22	4,136,534	0.65	188,024	7.629	366.91	611	79.3
3.000	428	92,605,713	14.46	216,368	8.314	385.75	599	76.5
5.000	113	27,733,662	4.33	245,431	6.410	378.35	663	83.8
6.000	163	44,788,393	6.99	274,775	6.159	359.42	693	80.2
Total	2,951	640,324,014	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 2.178%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.000	406	87,632,786	13.69	215,844	8.373	379.35	601	77.5
1.500	2,281	484,218,478	75.62	212,283	8.760	401.02	594	80.9
2.000	261	67,964,399	10.61	260,400	6.255	367.91	680	81.7
6.000	3	508,350	0.08	169,450	8.694	394.24	663	86.9
Total	2,951	640,324,014	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.488%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
2.001 - 3.000	266	70,071,681	10.94	263,427	6.216	367.02	681	81.2
3.001 - 4.000	18	4,294,674	0.67	238,593	7.119	368.50	677	88.6
4.001 - 5.000	4	605,244	0.09	151,311	6.331	376.86	660	70.9
5.001 - 6.000	30	11,255,140	1.76	375,171	5.795	426.21	608	70.9
6.001 - 7.000	213	64,041,087	10.00	300,662	6.662	401.91	614	74.9
7.001 - 8.000	450	109,975,181	17.17	244,389	7.609	396.84	602	76.4
8.001 - 9.000	654	142,529,408	22.26	217,935	8.593	398.84	593	80.1
9.001 - 10.000	769	149,831,518	23.40	194,839	9.539	399.64	585	83.4
Greater than 10.000	547	87,720,081	13.70	160,366	10.861	389.85	583	85.8
Total	2,951	640,324,014	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 7.994%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
May 2007	1	22,674	0.00	22,674	11.875	277.00	503	80.0
July 2007	4	257,792	0.04	64,448	10.554	332.35	599	92.9
August 2007	3	466,538	0.07	155,513	9.646	312.44	590	87.2
September 2007	6	1,105,473	0.17	184,245	11.049	347.30	555	89.0
October 2007	31	8,685,450	1.36	280,176	8.342	360.00	592	81.7
December 2007	1	197,686	0.03	197,686	7.875	344.00	772	80.0
February 2008	5	664,483	0.10	132,897	8.738	346.00	613	87.0
March 2008	3	514,857	0.08	171,619	7.311	347.00	585	78.5
April 2008	18	3,881,808	0.61	215,656	8.592	347.14	624	78.6
May 2008	14	3,289,504	0.51	234,965	8.266	377.58	605	81.1
June 2008	10	1,419,970	0.22	141,997	7.739	367.85	606	76.9
July 2008	6	1,430,440	0.22	238,407	8.289	387.34	660	83.1
August 2008	9	1,393,129	0.22	154,792	8.729	348.07	608	86.9
September 2008	3	499,709	0.08	166,570	10.462	348.02	556	88.7
October 2008	3	555,204	0.09	185,068	9.171	347.00	590	80.7
November 2008	7	945,610	0.15	135,087	8.843	377.48	581	82.0
December 2008	12	1,697,298	0.27	141,442	10.268	365.67	581	83.9
January 2009	14	3,372,847	0.53	240,918	8.227	365.38	646	79.7
February 2009	67	12,972,527	2.03	193,620	8.520	372.22	616	81.9
March 2009	201	44,868,314	7.01	223,225	8.742	379.19	603	80.5
April 2009	2092	441,246,644	68.91	210,921	8.809	403.29	590	80.6
May 2009	9	1,392,199	0.22	154,689	8.334	393.45	579	80.7
November 2009	1	50,274	0.01	50,274	11.875	355.00	528	95.0
December 2009	2	360,520	0.06	180,260	7.496	356.00	648	82.6
February 2010	2	353,112	0.06	176,556	8.453	358.00	573	75.6
March 2010	10	2,108,126	0.33	210,813	8.114	394.96	623	77.0
April 2010	66	14,357,412	2.24	217,537	8.499	399.56	601	78.9
June 2011	1	217,764	0.03	217,764	7.200	350.00	611	61.1
July 2011	1	140,000	0.02	140,000	6.250	351.00	650	80.0
October 2011	5	739,001	0.12	147,800	7.177	369.53	685	80.0
November 2011	5	1,041,279	0.16	208,256	6.443	355.00	687	84.8
December 2011	5	1,552,168	0.24	310,434	6.336	356.00	664	84.0
January 2012	14	3,376,358	0.53	241,168	6.630	383.08	653	81.0
February 2012	23	6,775,680	1.06	294,595	6.326	377.80	668	81.3
March 2012	72	19,343,676	3.02	268,662	6.266	360.34	684	79.7
April 2012	212	55,933,619	8.74	263,838	6.528	378.00	662	79.3
May 2012	8	2,024,200	0.32	253,025	6.301	376.36	666	84.1
February 2014	1	348,000	0.05	348,000	6.250	358.00	649	80.0
March 2014	1	160,000	0.02	160,000	6.500	479.00	682	79.2
April 2014	1	213,592	0.03	213,592	7.875	480.00	693	80.0
January 2017	1	127,825	0.02	127,825	6.375	477.00	693	80.0
March 2017	1	221,250	0.03	221,250	6.500	359.00	660	75.0
Total	2,951	640,324,014	100.00
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(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is August 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0	4,567	776,675,357	80.36	170,062	8.773	389.61	589	78.7
36	2	296,150	0.03	148,075	6.480	352.68	662	83.1
60	399	113,942,508	11.79	285,570	7.925	359.40	632	83.8
84	1	175,950	0.02	175,950	6.125	346.00	737	85.0
120	273	75,441,825	7.81	276,344	6.298	363.23	680	80.7
Total	5,242	966,531,790	100.00